Exhibit 10.1

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Research Collaboration and License Agreement

This Research Collaboration and License Agreement (this “Agreement”), effective as of March 14, 2014 (the “Effective Date”), is entered into by and between Bristol-Myers Squibb Company, a Delaware corporation have a place of business at 345 Park Avenue, New York, New York 10154 (“BMS”), and Five Prime Therapeutics, Inc., a Delaware corporation having a place of business at 2 Corporate Drive, South San Francisco, California 94080 (“FivePrime”). BMS and FivePrime are referred to individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, FivePrime has developed a proprietary protein library and proprietary technologies for screening, identifying, validating and characterizing target proteins involved in human diseases, and for the development of therapeutic candidates directed to or against such proteins or incorporating or deriving from such proteins, for treatment of human diseases;

WHEREAS, BMS is a biopharmaceutical company engaged in the research, development, manufacture and commercialization of human therapeutic products;

WHEREAS, BMS and FivePrime desire to enter into a research collaboration to use FivePrime’s proprietary protein library and technologies to screen for, identify, validate, characterize and advance Collaboration Targets (as defined below), upon the terms and conditions set forth herein;

WHEREAS, BMS desires to obtain a license under certain of FivePrime’s intellectual property for the further research, development and commercialization of Products (as defined below), and FivePrime desires to grant such a license, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1 “Additional Collaboration Target” means each *** and *** that is identified by FivePrime and/or BMS in the performance of the Research Program during the Research Term and that is selected by BMS pursuant to Section 4.2.2. For clarity, Additional Collaboration Targets exclude any *** or *** selected by BMS as Included Collaboration Targets pursuant to Section 4.2.1.

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1.2 “Affiliate” means, with respect to a Party, any Entity that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” means direct or indirect ownership of more than 50% of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than 50% of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other similar arrangement whereby such Entity controls or has the right to control the board of directors or equivalent governing body of such Entity, or the ability to cause the direction of the management or policies of such Entity.

1.3 “Agreement” has the meaning set forth in the preamble of this Agreement.

1.4 “Alliance Manager” has the meaning set forth in Section 2.1.3.

1.5 “Antibody” means any antibody or protein comprising at least one complementarity determining region (CDR) portion thereof (including bispecific antibodies, single chain antibodies and domain antibodies) and/or similar binding protein, whether polyclonal, monoclonal, human, humanized, chimeric, murine, synthetic or from any other source.

1.6 “Approval” means any and all approvals (including BLAs, supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, national, supra-national (e.g., the European Commission or the Council of the EU), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a Product in a regulatory jurisdiction

1.7 “Arbitration” has the meaning set forth in Section 14.6.1.

1.8 “Biosimilar Product” means in a particular country with respect to a Product that contains a Compound that is a protein or peptide, any pharmaceutical product that: (a) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a pharmaceutical product; (b) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of BMS or any of its Affiliates, licensees or sublicensees with respect to such product; and (c) is approved as a (i) “biosimilar” (in the United States) of such Product, (ii) as a “similar biological medicinal product” (in the EU) with respect to which such Product is the “reference medicinal product” or (iii) if not the US or EU, as the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Product; in each case for use in such country pursuant to an expedited regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law) and where such regulatory approval was based in significant part upon clinical data generated by BMS (or its Affiliate or sublicensee) with respect to such Product.

1.9 “BLA” means a Biological License Application (as defined by the FDA) or its foreign equivalent (or any successor application having substantially the same function).

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1.10 “BMS” has the meaning set forth in the preamble of this Agreement.

1.11 “BMS Background Know-How” means all Know-How Controlled by BMS that was discovered, developed, made, generated or invented outside of the performance of the Research Program and that is not Collaboration Know-How.

1.12 “BMS Background Patents” means each Patent Controlled by BMS that arose from inventions discovered outside of the performance of the Research Program and that is not a BMS Existing Compound Patent or a Collaboration Compound Patent.

1.13 “BMS Excluded Compound” means:

1.13.1. any Compound Controlled by BMS that is (or was) discovered or generated or derived to bind to and modulate a BMS Excluded Protein(s) (including for purposes of clarity, the BMS Excluded Protein itself);

1.13.2. any fusion protein comprising all or a part of ***, for example, all or a part of an extracellular domain of ***, or a variant thereof, linked directly or indirectly to another molecule, for example, a portion of an immunoglobulin molecule;

1.13.3. any Compound Controlled by BMS (or where BMS otherwise has the right to obtain such Control) that is (or was) discovered or generated or derived to bind to and modulate *** (including *** itself) *** prior to the Effective Date;

1.13.4. any Compound Controlled by BMS that (A) was discovered or generated or derived to bind to and modulate *** or *** for use outside the field of Immuno-Oncology, (B) is not Covered by a Valid Claim within the Licensed IP or Collaboration Compound Patents, and (C) is either (X) in-licensed or acquired by BMS subsequent to the Effective Date or (Y) is being developed or commercialized by BMS outside of the field of Immuno-Oncology (and is not a BMS I-O Crossover Compound); and

1.13.5. any Compound Controlled by BMS that (A) is (or was) discovered or generated or derived to bind to and modulate a Terminated Target that was a *** or a *** (including the *** or *** itself), (B) is not Covered by a Valid Claim within the Licensed IP or Collaboration Compound Patents, and (C) either (X) is in-licensed or acquired by BMS subsequent to the date which is *** after the date that such Terminated Target became a Terminated Target and with respect to which BMS files an IND prior to the date which is *** subsequent to the date BMS such in-licensed or acquired such Compound, or (Y) is being developed or commercialized by BMS outside of the field of Immuno-Oncology (and is not a Third Party I-O Crossover Compound).

1.14 “BMS Excluded Proteins” mean the proteins, that BMS disclosed to FivePrime under the Pre-Existing NDA on the Effective Date, with respect to which BMS has active and ongoing proprietary internal discovery and development programs.

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1.15 “BMS Existing Compound Patent” means any and all Patents Controlled by BMS as of the Effective Date that claim a Compound being developed or commercialized by BMS outside of the field of Immuno-Oncology.

1.16 “BMS I-O Crossover Compound” has the meaning set forth in Section 8.3.3(a)(i).

1.17 “BMS Indemnitee” has the meaning set forth in Section 13.1.

1.18 “BMS Losses” has the meaning set forth in Section 13.1.

1.19 “BMS Pre-Existing Compounds” mean the Compounds Controlled by BMS as of the Effective Date that were discovered or generated or derived to bind to and modulate *** or ***. On the Effective Date, BMS disclosed to FivePrime a list of BMS Pre-Existing Compounds under the Pre-Existing NDA.

1.20 “Business Day” means any day other than (i) a Saturday, (ii) a Sunday or (iii) any day on which banks in the State of New York are permitted or required to close by Law.

1.21 “Budget” is defined in Section 3.2.1.

1.22 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.23 “Calendar Year” means a successive period of 12 calendar months commencing on January 1 and ending on December 31.

1.24 “Chief Patent Counsels” has the meaning set forth in Section 2.3.3.

1.25 “Clinical Trial” means a Phase 1 Trial, Phase 2 Trial, or Phase 3 Trial.

1.26 “Collaboration Compound Know-How” means any and all Know-How that: (i) relates specifically to a Compound or Product, including the composition of matter, method of use, method of manufacture, or formulation of a Compound or Product; and (ii) is discovered, developed, made, generated or invented by or on behalf of either Party or both Parties (a) in the performance of the Research Program during the Research Term or (b) based on or conceived or reduced to practice using the results obtained from the performance of the Research Program, but in each case excluding any FivePrime Platform Technology, BMS Background Know-How, Collaboration Target Know-How and Collaboration Other Know-How.

1.27 “Collaboration Compound Patents” means any and all Patents that claim a Compound or Product, including the composition of matter, method of use, method of manufacture, or formulation of a Compound or Product, and that either (A) are Controlled by BMS during the Term, or (B) claim an invention discovered, developed, made, generated or

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invented by or on behalf of either Party or both Parties (i) in the performance of the Research Program during the Research Term or (ii) based on or conceived or reduced to practice using the results obtained from the performance of the Research Program; but in each case ((A) and (B)) excluding: any BMS Existing Compound Patents, FivePrime Patents existing as of the Effective Date, and FivePrime Platform Patents.

1.28 “Collaboration IP” means the Collaboration Know-How and Collaboration Patents.

1.29 “Collaboration Know-How” means Collaboration Compound Know-How, Collaboration Target Know-How and Collaboration Other Know-How.

1.30 “Collaboration Other Know-How” means any and all Know-How discovered, developed, made, generated or invented by or on behalf of either Party or both Parties (i) in the performance of the Research Program during the Research Term or (ii) based on or conceived or reduced to practice using the results obtained from the performance of the Research Program, including all data, information, Screening Assays or other tools generated or developed in the course of the Research Program, but in each case excluding any FivePrime Platform Technology and BMS Background Know-How.

1.31 “Collaboration Other Patents” means any and all Patents that claim an invention discovered, developed, made, generated or invented by or on behalf of either Party or both Parties (i) in the performance of the Research Program during the Research Term or (ii) based on or conceived or reduced to practice using the results obtained from the performance of the Research Program, including Screening Assays or other tools generated or developed in the course of the Research Program, but in each case excluding any FivePrime Patent existing as of the Effective Date, any FivePrime Platform Patents, any Collaboration Target Patent and any BMS Background Patents.

1.32 “Collaboration Patents” means the Collaboration Compound Patents, Collaboration Target Patents and Collaboration Other Patents.

1.33 “Collaboration Target” means: (i) each Included Collaboration Target and (ii) each Additional Collaboration Target.

1.34 “Collaboration Target Know-How” means any and all Know-How that: (i) relates to (X) a Collaboration Target or (Y) the use of compounds or products discovered or generated or derived to bind to and modulate such Collaboration Target; and (ii) is discovered, developed, made, generated or invented by or on behalf of either Party or both Parties (a) in the performance of the Research Program during the Research Term or (b) based on or conceived or reduced to practice using the results obtained from the performance of the Research Program, but in each case excluding any FivePrime Platform Technology and BMS Background Know How.

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1.35 “Collaboration Target Patents” means any and all Patents that claim an invention discovered, developed, made, generated or invented by or on behalf of either Party or both Parties (i) in the performance of the Research Program during the Research Term, or (ii) based on or conceived or reduced to practice using the results obtained from the performance of the Research Program (including any Protein identity), or (iii) that are Controlled by FivePrime prior to the Effective Date and that relate to (X) a Collaboration Target or (Y) the use of compounds or products discovered or generated or derived to bind to and modulate such Collaboration Target, but in each case excluding any BMS Existing Compound Patent, Collaboration Compound Patent, any FivePrime Platform Patent and any BMS Background Patents. The Collaboration Target Patents in existence as of the Effective Date are set forth on Schedule 1.35.

1.36 “Combination Product” means: (i) a product that contains at least one Compound or Product and at least one additional therapeutically active ingredient that is not a Compound or Product; or (ii) a product consisting of one or more separate drugs, devices, tests, kits or biological products and sold together with a Product in a single package or as a unit.

1.37 “Commercial License” means the license granted to BMS pursuant to Section 6.1.2.

1.38 “Commercially Reasonable Efforts” means: (i) with respect to FivePrime’s obligations under this Agreement, the carrying out of such obligations or tasks with a level of effort and resources consistent with the commercially reasonable practices normally devoted by a similarly situated biotechnology company, subject to and in accordance with the terms and conditions of this Agreement; and (ii) where applied to the development or commercialization activities by BMS hereunder, the efforts and resources that BMS would use as part of an active and continuing program of development or commercialization of a pharmaceutical product owned by BMS, of a market potential similar to the market potential of a Product under evaluation, at a similar stage of its product life, taking into account the establishment of the Product in the marketplace, the competitiveness of the marketplace, the proprietary position of the Product, the regulatory status involved, the pricing and launching strategy and the relative safety and efficacy of the Product. “Commercially Reasonable Efforts” of a Party shall require that such Party (on its own or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (a) promptly assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations, and monitor and hold employees accountable for progress with respect to such goals and objectives; (b) set and seek to achieve specific and meaningful objectives for carrying out such obligations; and (c) make and implement decisions and allocate resources designed to diligently advance progress with respect to such objectives.

1.39 “Compound” means any protein, including any Antibody or similar protein or adnectin, any peptide or similar molecule, or any chemical compound.

1.40 “Compound Patent” means BMS Existing Compound Patents and Collaboration Compound Patents.

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1.41 “Confirmed Hit” means any *** or ***, other than an Initial Included Collaboration Target, that: (i) is identified by FivePrime and/or BMS during the performance of the Research Program during the Research Term as a Hit; (ii) meets the confirmatory criteria determined by the Working Group (and approved by the JRC), including, for example, confirmation with recombinant protein or through specificity or affinity analyses or activity in a secondary assay; and (iii) is not an Excluded Protein.

1.42 “Confirmed Hit Data” has the meaning set forth in Section 4.1.

1.43 “Confidential Information” has the meaning set forth in Section 9.1.

1.44 “Contractor” has the meaning set forth in Section 3.4.

1.45 “Consideration Period” shall mean with respect to a Confirmed Hit that becomes a Non-Selected Target the time period that elapsed between identification as a Confirmed Hit until the date that such Confirmed Hit became a Non-Selected Target.

1.46 “Controlled” means with respect to any Know-How, Patent, Compound, Material or other tangible or intangible intellectual property, the possession of (whether by ownership or license, other than licenses granted pursuant to this Agreement) or the ability of a Party to (i) grant to the other Party access to, ownership of, or a license or sublicense under, such Know-How, Patent, Compound, Material or other intellectual property, in each case as provided under this Agreement, or (ii) make, use, sell, offer for sale or import a Compound or Product; in each case without violating the terms of any agreement or other arrangement with any Third Party.

1.47 “Covers” means: (i) with respect to a Patent and a Compound or Product, that the making, use, sale, offer for sale or importation of such Compound or Product would infringe a Valid Claim of such Patent in the country in which the activity occurred, but for the ownership of such Patent or licenses granted in this Agreement; and (ii) with respect to a Compound Patent and a Compound or Product, that the making, use, sale, offer for sale or importation of such Compound or Product would, but for the possession of the right (through ownership, license or otherwise) to practice the inventions claimed in such Compound Patents, infringe a Valid Claim of such Compound Patent in the country in which the activity occurred.

1.48 “Derivative Compound” means a derivative or modification of a Compound including (A) with respect to an antibody or similar protein, an antibody or similar protein with at least one complementarity determining regions (CDRs) that is at least *** identical (based on the amino acid sequence) to the CDRs of the original Compound; (B) with respect to an ECD-Fc fusion protein, an ECD-Fc fusion protein with an ECD portion of the protein that is at least *** identical (based on the amino acid sequence) to the ECD portion of the original Compound; (C) with respect to a peptide, a peptide that is at least *** identical (based on the amino acid sequence) to the original Compound; and (D) with respect to a chemical compound that is not a protein or peptide, a chemical compound that is a salt, ester, polymorphic, stereoisomer, or prodrug of the original parent Compound.

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1.49 “Disclosing Party” has the meaning set forth in Section 9.1.

1.50 “Dollar” “dollar” or “$” means the legal tender of the United States.

1.51 “Effective Date” has the meaning set forth in the preamble of this Agreement.

1.52 “EMA” means the European Medicines Agency, or any successor thereof performing substantially the same functions.

1.53 “Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.54 “EU” means the European Union, as its membership may be altered from time to time, any successor thereto and any country included therein.

1.55 “Excluded Claim” has the meaning set forth in Section 14.6.9.

1.56 “Excluded Protein” has the meaning set forth in Section 5.1.

1.57 “Excluded Protein List” means the list of Excluded Proteins provided from time to time by FivePrime to BMS under Section 5.2, which FivePrime shall identify for BMS only by their FivePrime internal tracking number.

1.58 “FDA” means the United States Food and Drug Administration, or any successor entity thereof performing substantially the same functions.

1.59 “Field” means all indications and uses, including the diagnosis, prevention, and treatment of human diseases and human conditions.

1.60 “First Commercial Sale” means, with respect to a particular Product in a particular country, the first sale of such Product in such country following the receipt of Marketing Authorization.

1.61 “FivePrime” has the meaning set forth in the preamble of this Agreement.

1.62 “FivePrime Know-How” means all Know-How that is Controlled by FivePrime during the Term that is necessary or reasonably useful for the discovery, research, development, manufacture or commercialization of Compounds or Products in the Field but excluding (i) any FivePrime Platform Technology and (ii) any Know-How Controlled by a Third Party that enters into a Strategic Transaction with FivePrime subsequent to the Effective Date (with such Control being determined immediately prior to the date such Strategic Transaction closes).

1.63 “FivePrime Patents” means each Patent that is Controlled by FivePrime during the Term that claims a Protein, Compound or Product (including in each case its composition,

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formulation, combination, product by process, or method of use, manufacture, preparation or administration), or otherwise claiming inventions that are necessary or reasonably useful for the discovery, research, development, manufacture or commercialization of Compounds or Products in the Field, but in each case excluding (i) any Patents Controlled by a Third Party that enters into a Strategic Transaction with FivePrime subsequent to the Effective Date (with such Control being determined immediately prior to the date such Strategic Transaction closes), (ii) any Collaboration Compound Patent, (iii) any Collaboration Target Patent, and (iv) any Collaboration Other Patent.

1.64 “FivePrime Indemnitee” has the meaning set forth in Section 13.2.

1.65 “FivePrime Library” means FivePrime’s proprietary protein library existing as of the Effective Date (and including any modifications or improvements thereto existing at the time the applicable Screening Assay is conducted), comprising (a) ***; and (b) ***.

1.66 “FivePrime Losses” has the meaning set forth in Section 13.2.

1.67 “FivePrime Platform Patent” means any Patent included in the FivePrime Platform Technology.

1.68 “FivePrime Platform Technology” means any and all Patents, Materials and Know-How Controlled by FivePrime pertaining to: (i) the FivePrime Library; (ii) the design, composition, and methods of generating or screening the FivePrime Library; (iii) FivePrime’s protein expression technology; (iv) FivePrime’s in vivo or in vitro screening technology, including the Rapid In Vivo Protein Production System (RIPPSSM) technology; and (v) any bioinformatics software applications used in connection with the foregoing, but excluding in each case any Patents, Materials and Know-How specifically and directly related to a specific Protein or its biological activity, function or utility.

1.69 “FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis (i.e. a forty (40) hour workweek) in performing work in support of the Research Program for a 12-month period. During any given period of time, in the event that a person devotes less than one hundred percent (100%) of his or her work during such period of time toward support of the Research Program, such person’s efforts shall be treated as an FTE solely with respect to the period of time spent by such person in support of the Research Program on a pro rata basis as compared to the time spent by such person on other endeavors. FTE efforts shall not include the work of general corporate or administrative personnel. For clarity, one FTE’s work may be carried out by one or more employees of FivePrime as part of the Research Program.

1.70 “FTE Rate” means a rate of *** per FTE per annum for FTEs engaged in the conduct of research activities as part of the Research Program.

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1.71 “Generic Product” means in a particular country with respect to a Product that contains a Compound that is a chemical compound that is not a protein or peptide, any pharmaceutical product that: (i) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a pharmaceutical product; (ii) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of BMS or any of its Affiliates, licensees or sublicensees with respect to such product; and (iii) is approved for use in such country pursuant to an expedited regulatory approval process governing approval of generic chemical compounds based on the then-current standards for regulatory approval in such country (e.g., 21 U.S.C. 355(b)(2) or an abbreviated new drug application, or a relevant equivalent under foreign law) and where such regulatory approval was based in significant part upon clinical data generated by BMS (or its Affiliate or sublicensee) with respect to such Product.

1.72 “Hit” means, with respect to a particular Screening Assay, a Protein (or fragment thereof) that: (i) when tested by FivePrime and/or BMS in such Screening Assay, meets or exceeds the threshold for activity or inhibition determined by the Working Group, which result was reproduced upon at least one retest in such Screening Assay; and (ii) is not an Excluded Protein or a protein that was publicly known to be a *** or a *** prior to it being identified as a Hit by FivePrime.

1.73 “Immuno-Oncology”, “I-O” shall mean the treatment of (and not merely prevention or any vaccine against) cancer through the targeting of the host immune system to modulate and counteract immune attenuation pathways that allow for tumor escape from immune system recognition and destruction.

1.74 “Included Collaboration Target” means: (i) each Initial Included Collaboration Target and (ii) up to *** additional *** and up to *** additional *** identified by FivePrime and/or BMS in the performance of the Research Program and selected by BMS as Included Collaboration Targets pursuant to Section 4.2.1.

1.75 “IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside of the U.S. (such as a CTA in the European Union).

1.76 “Initial Included Collaboration Target” means each of *** and ***.

1.77 “Initiation” means with respect to a Clinical Trial, the (i) administration of the first dose of the relevant Product to the first human subject in such Clinical Trial; or (ii) in the case of a blinded, controlled Clinical Trial, the administration of the first dose of such Product, placebo or comparator drug, as the case may be, to the first human subject in such Clinical Trial.

1.78 “JAMS Rules” has the meaning set forth in Section 14.6.1.

1.79 “JRC” has the meaning set forth in Section 2.2.

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1.80 “Know-How” means any tangible and intangible information, data, results (including pharmacological, research and development data, reports and batch records), and materials, discoveries, improvements, inventions, compositions of matter, cell lines, assays, sequences, processes, methods, knowledge, protocols, formulas, utility, formulations, inventions (whether patentable or not), strategy, know-how and trade secrets, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, in each case that either Party has treated as confidential or proprietary information and that is not generally known by the public, but excluding any of the foregoing to the extent claimed in any Patents.

1.81 “Law” means any federal, state, local, foreign or multinational law, statute, ordinance, code, rule, regulation, resolution, or order of any government authority in the Territory, or any similar provision having the force or effect of law.

1.82 “License Maintenance Fee” has the meaning set forth in Section 8.2.2.

1.83 “Licensed Compound” means each Compound, and any Derivative Compound thereof, excluding in each case any BMS Excluded Compound, that is discovered or generated or derived to bind to and modulate a Collaboration Target (including the Collaboration Target itself) and that: (X) is Controlled by BMS or FivePrime as of the Effective Date; (Y) is discovered or generated or derived by BMS and/or FivePrime during the performance of the Research Program during the Research Term; or (Z) is Controlled by BMS during the Term and that is Covered by a Valid Claim within the Licensed IP or the Collaboration Compound Patents. For clarity, Licensed Compound shall include BMS I-O Crossover Compounds, Third Party I-O Crossover Compounds and Post-Termination Compounds. Notwithstanding anything in this Agreement to the contrary, Licensed Compound shall not include any BMS Excluded Compound.

1.84 “Licensed IP” means the FivePrime Patents, FivePrime Know-How, and FivePrime’s interest in the Collaboration IP, in each case that are necessary or reasonably useful to research, develop, make, have made, use, sell, offer for sale, export or import Licensed Compounds or Products in the Field in the Territory.

1.85 “Major Markets” means the United States, United Kingdom, Germany, France, Spain, and Italy.

1.86 “Marketing Authorizations” means all approvals necessary from the relevant Regulatory Authority to permit a Party or its sublicense(s) to market and sell a Compound or Product in a particular country, including approval of an NDA or BLA.

1.87 “Materials” means any proprietary compounds, cell lines, animals, biological materials, research tools, or other tangible materials (including any such materials that constitute or are directly related to a Protein) that are Controlled by a Party or its Affiliates and that are used in connection with the performance of the Research Plan under this Agreement.

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1.88 “Materials Receiving Party” has the meaning set forth in Section 3.5.1.

1.89 “Materials Transferring Party” has the meaning set forth in Section 3.5.1.

1.90 “NDA” means a New Drug Application or similar application or submission in any country for approval to market a Product.

1.91 “Net Sales” means the actual gross amount invoiced by BMS, or its Affiliate or sublicensee, for sales or other commercial disposition of a Product, in an arms-length transaction to a Third Party purchaser (including distributors), less the following deductions to the extent directly applicable to such sales:

•	normal and customary rebates, quantity, trade and cash discounts to customers actually allowed and properly taken;

•	governmental and other rebates, chargebacks or administrative fees (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof) or to national, federal, state, provincial, local and other governments, their respective agencies, purchasers and reimbursers or to trade customers actually allowed and properly taken;

•	retroactive price reductions, credits or allowances actually granted upon rejections, destruction or returns of such Product, including for recalls or damaged goods;

•	freight, postage, shipping and insurance charges actually allowed or paid for delivery of such Product, to the extent included in the gross sales price; wholesalers’ distribution fees actually paid, and fees actually paid for services or commissions to Third Party distributors, brokers or agents, other than sales personnel, sales representatives and sales agents employed by or on behalf of BMS, its Affiliates or sublicensees (or any Person in which a sublicensee has, or which Person has in such sublicensee, at least the level of ownership or control required to meet the definition of “Affiliate” in Section 1.2);

•	sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually due or incurred with respect to such sales, including (by way of example and without limitation) value-added taxes and fees due under the Affordable Health Care Act, in each case to the extent applicable with respect to such Product; and

•	amounts actually written off as uncollectible to the extent consistent with BMS’s, its Affiliate’ or sublicensee’s business practices for its other products (such amounts shall be added back to the Net Sales when actually collected) not to exceed *** (***) of BMS’s gross sales for such Product.

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Any of the above deductions shall be permitted if incurred in the ordinary course of business in type and amount consistent with good industry practice and determined in accordance with generally accepted accounting principles on a basis consistent with BMS’s audited consolidated financial statements.

Any Product *** shall not be included in Net Sales, provided that ***. Net Sales will not include transfers among BMS, its Affiliates, or sublicensees unless the recipient is the end purchaser.

If a Product is sold as part of a Combination Product, the Net Sales of such Product for the purpose of calculating royalties owed under this Agreement for sales of such Product, shall be determined as follows: first, BMS shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the average gross selling price in the applicable country of such Product sold separately, if sold separately, in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country of each other active ingredient, drug, device, test, kit or biological product in the Combination Product sold separately, if sold separately, in the same formulation, dosage or unit quantity. If any active ingredient, drug, device, test, kit or biological product in the Combination Product is not sold separately in the relevant formulation, dosage or unit quantity, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the average gross selling price in the applicable country of such Product sold separately in the same formulation and dosage and C is the average gross selling price in the applicable country of such Combination Product. If neither the Product nor any other active ingredient, drug, device, test, kit or biological product in the Combination Product is sold separately in the relevant formulation, dosage or unit quantity, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Product in the Combination Product to the total fair market value of such Combination Product.

The average gross selling price for such other therapeutically active ingredient(s) contained in the Combination Product shall be calculated for each calendar year by dividing the sales amount by the units of such other product(s), as published by IMS or another independent source agreed upon by the Parties.

In the case of any other sale or other disposal for value, such as barter or counter trade, of any Product, or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the fair market value of the consideration given.

1.92 “Non-Selected Target” means each Confirmed Hit that BMS does not select (or rejects) as a Collaboration Target within the Option Period pursuant to Section 4.2.1 and Section 4.2.2, respectively.

1.93 “Option” means BMS’s exclusive right (even with respect to FivePrime), during the Option Period, to designate Confirmed Hits as Included Collaboration Targets (in addition to the Initial Included Collaboration Targets) or Additional Collaboration Targets.

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1.94 “Option Period” means the period commencing on the Effective Date and continuing until the date that is *** after the end of the Research Term, during which BMS may exercise the Option.

1.95 “Outside Counsel” has the meaning set forth in 10.2.2(a).

1.96 “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

1.97 “Patent” means (i) an issued patent or pending patent application and any patent issuing therefrom, including any certificate of invention, application for certificate of invention, utility model, or application for utility model, provisional, converted provisional, non-provisional, divisional, continuation, continuation-in-part, and continued prosecution application; and (ii) any substitution, reissue, reexamination, renewal, confirmation, revalidation, extension and supplementary protection certificate with respect to any of the foregoing.

1.98 “Person” means any individual, unincorporated organization or association, governmental authority or agency, Entity or other entity not specifically listed herein.

1.99 “Phase 1 Trial” means a human clinical trial of a Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a), or its foreign equivalent.

1.100 “Phase 2 Trial” means a human clinical trial of a Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(b). For clarity, a trial called a Phase 1/2 or Phase 1b/2 trial shall be considered a Phase 2 trial if it satisfies the requirements of 21 C.F.R. § 312.21(b).

1.101 “Phase 3 Trial” means a human clinical trial of a Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(c). For clarity, a trial called a Phase 2/3 trial shall be considered a Phase 3 trial if it satisfies the requirements of 21 C.F.R. § 312.21(c).

1.102 “Post-Termination Compound” shall mean any Compound Controlled by BMS (other than a BMS Excluded Compound) discovered or generated or derived to bind to and modulate a Terminated Target.

1.103 “Pre-Existing NDA” has the meaning set forth in Section 14.7.

1.104 “Product” means any pharmaceutical product containing a Licensed Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms that is directed toward a Collaboration Target.

1.105 “Product Infringement” has the meaning set forth in Section 10.3.1.

1.106 “Project Leader” has the meaning set forth in Section 2.1.2.

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1.107 “Protein” means: (a) a human protein together with all other proteins translated from mRNA splice variants transcribed from the same human chromosomal genomic locus encoding such protein; and (b) a protein that is at least *** percent (***%) identical to the amino acid sequence of the protein set forth in (a).

1.108 “Receiving Party” has the meaning set forth in Section 9.1.

1.109 “Regulatory Authority” means any applicable governmental regulatory authority involved in granting approvals for the marketing and sale of a Product, including the FDA and the EMA.

1.110 “Research Plan” means the research plan agreed by the Parties and previously disclosed to each Party under the Pre-Existing NDA, as such plan may be updated by the JRC in accordance with Section 2.2.4.

1.111 “Research Program” has the meaning set forth in Section 3.1.1.

1.112 “Research Term” means the period starting as of the Effective Date and ending on the third anniversary of the Effective Date and as such period may be extended for up to two additional one-year periods pursuant to Section 3.1.3.

1.113 “Restricted Period” shall mean the period from and after the date a Confirmed Hit became a Non-Selected Target until the later of (A) the date which is *** subsequent to such date, or (B) a period of time equivalent to the Consideration Period has elapsed.

1.114 “Reverted Target Know-How” has the meaning set forth in Section 6.1.6.

1.115 “Reverted Target Patent” has the meaning set forth in Section 6.1.6.

1.116 “Royalty Term” has the meaning set forth in Section 8.4.3.

1.117 “Safety Reasons” means it is BMS’s or any of its Affiliates’ or sublicensees’ reasonable belief that based upon information that becomes available at any time (or an analysis of such information), that the medical risk/benefit of the continued development or commercialization of such Compound or Product is sufficiently unfavorable as to be incompatible with the welfare of patients.

1.118 “Screening Assay” means an assay that is designed and carried out pursuant to the Research Plan for screening the FivePrime Library (or a portion thereof as determined by the Working Group) for Hits that are *** or ***.

1.119 “Selection Fee” has the meaning set forth in Section 8.2.1.

1.120 “Stock Purchase Agreement” means the Stock Purchase Agreement, attached as Exhibit A, under which BMS shall purchase shares of Common Stock, par value $0.001 per share, of FivePrime.

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1.121 “Strategic Transaction” means, with respect to a Party, the occurrence of any of the following events: (i) the direct or indirect acquisition by any Third Party of more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of such Party normally entitled to vote in elections of directors; (ii) the sale, transfer, conveyance or other disposition of all or substantially all of such Party’s assets to a Third Party, or (iii) the consummation of a merger, acquisition, consolidation or other similar transaction between or involving a Third Party and such Party (or the ultimate parent Entity that, immediately prior to the Strategic Transaction is closed, directly or indirectly controls such Party).

1.122 “Term” has the meaning set forth in Section 12.1.

1.123 “Terminated Target” means a Collaboration Target for which (i) BMS terminated its rights pursuant to Section 12.2, or (ii) BMS’s rights were terminated pursuant to Section 12.3.

1.124 “Territory” means worldwide.

1.125 “Third Party” means any Person other than BMS, FivePrime and their respective Affiliates.

1.126 “Third Party Assay” means an assay or other research performed by FivePrime on behalf of a Third Party whereby such Third Party has or may obtain rights to Proteins or other intellectual property arising therefrom, as documented by a definitive written agreement with such Third Party.

1.127 “Third Party I-O Crossover Compound” has the meaning set forth in Section 8.3.3(a)(ii).

1.128 “Third Party Protein” means an Excluded Protein with respect to which FivePrime has reserved the right for a Third Party to research, develop or commercialize such Protein or any Compound or product directed to such Protein.

1.129 ***.

1.130 “*** Project” means the portion of the Research Plan designed to screen for, identify, validate *** and to generate, validate, characterize and advance *** or one or more of Compounds directed to *** or a ***.

1.131 “***” means a ***-Interacting-Protein.

1.132 “***” mean the *** identified by FivePrime prior to the Effective Date, named *** by FivePrime and corresponding to the genes that FivePrime shall disclose to BMS promptly after the Effective Date (to the extent not previously disclosed to BMS under the Pre-Existing NDA).

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1.133 “U.S.” or “United States” means the United States of America and all of its territories and possessions.

1.134 “Valid Claim” means: (i) a claim in an issued Patent that has not: (a) expired or been canceled; (b) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (d) been abandoned in accordance with or as permitted by the terms of this Agreement or by written agreement of the Parties; or (ii) a claim under any application for a Patent or any application for a Patent that, in each such case, has been pending *** or less from the date that the prosecuting Party first receives an action on the merits for such application for a Patent (excluding restriction requirements, notices to file missing parts, and the like), and, in any case, that has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.

1.135 ***

1.136 “***” means the *** identified by FivePrime prior to the Effective Date, named *** by FivePrime and corresponding to the gene that FivePrime shall disclose to BMS promptly after the Effective Date (to the extent not previously disclosed to BMS under the Pre-Existing NDA).

1.137 ***

1.138 “*** Project” means the portion of the Research Plan designed to screen for, identify and validate *** and to generate, validate, characterize and advance *** or one or more Compounds directed to *** or a ***.

1.139 “Working Group” has the meaning set forth in Section 2.1.1.

2.	Governance.

2.1 Working Group; Project Leaders; Alliance Managers.

2.1.1. The Parties shall establish a joint working group (the “Working Group”) that is responsible for coordinating the day-to-day performance of the Research Program under the oversight of the JRC. Each Party’s representatives to the Working Group shall be members of such Party’s internal project team having responsibility for aspects of the day-to-day performance of the Research Plan. The Parties acknowledge that the *** Project and the *** Project constitute separate and distinct projects that are being coordinated together under the Research Program, and that a Party may therefore choose to allocate responsibilities and appoint different representatives to the Working Group with respect to each such project.

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2.1.2. BMS and FivePrime shall each appoint one of its representatives to the Working Group who shall be responsible as the primary point of contact for coordinating the performance of the Research Program (each, a “Project Leader”); provided that a Party may choose to separately assign the Project Leader responsibilities for the *** Project and those for the *** Project to two different representatives, in which case each such individual shall be considered a Project Leader. Each Party shall notify the other within *** after the Effective Date of the appointment of its Project Leader(s) and thereafter shall notify the other Party in writing prior to changing any such appointment. The Working Group shall make decisions on day-to-day operational matters, including which Hits from a Screening Assay shall be subject to further assays or other follow-up activities necessary to confirm the designation of such Hits as Confirmed Hits, and otherwise coordinate the conduct of activities related to assay development and screening under the Research Program. The Working Group will also establish the criteria to be used for evaluating the results of Screening Assays and other follow-up activities and shall be responsible for the designation of Confirmed Hits. The Working Group shall also serve as a forum through which the Parties will routinely share operational information regarding performance of the Research Program, all in accordance with the terms of this Agreement.

2.1.3. During the Research Term each Party shall appoint one of its employees to act as alliance manager for such Party under this Agreement (each, an “Alliance Manager”). The Alliance Managers will assist the JRC in performing its oversight responsibilities. In particular, each Alliance Manager shall (i) identify and bring disputes to the attention of the JRC (or the Parties, as applicable) in a timely manner and be the point of first referral in all matters of conflict resolution; (ii) provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties regarding issues that arise in the performance of the Research Program; (iii) plan and coordinate cooperative efforts and internal and external communications; and (iv) take responsibility for ensuring that governance activities, such as the conduct of JRC meetings and drafting and securing approval of meeting minutes, occur as set forth in this Agreement and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

2.2 Joint Research Committee. The Parties shall establish a joint research committee to oversee the Research Program and activities under the Research Plan, in each case during the Research Term (the “JRC”).

2.2.1. Composition of the JRC. The JRC shall consist of *** FivePrime representatives and *** BMS representatives. Each Party shall designate its JRC representatives within *** after the Effective Date. A Party may change one or more of its JRC representatives from time to time in its sole discretion, effective upon written notice (which notice a Party may provide by email in accordance with Section 14.4) to the other Party of such change. A Party’s representatives to the JRC shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program and the Research Plan, and shall have supervisory responsibilities within such Party’s organization with respect to performance of the Research Plan. The Parties respective Project Leaders and Alliance Managers may also attend all JRC meetings as non-voting observers.

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2.2.2. Scope of JRC Oversight. Except as otherwise provided herein, the JRC shall:

(a) provide oversight of the Working Group;

(b) prioritize Research Plan experiments for the Working Group;

(c) resolve disputes arising at the Working Group;

(d) provide oversight and coordinate the activities of the Parties under the Research Plan

(e) review and approve and monitor the Research Plan for the Research Program;

(f) monitor the Budget and make any appropriate changes, subject to Section 2.2.2(a);

(g) review and approve any proposed amendments to the Research Plan, subject to the decision-making procedures set forth in Section 2.2.4(a);

(h) review data generated in the course of the Research Program by the Parties, including with respect to assay development and results of screening (including the determination of Hit and Confirmed Hit), and to consider and advise on any technical issues that arise in the course of the Research Program;

(i) review written updates submitted to the JRC pursuant to Section 3.2.3;

(j) monitor the Parties’ progress under the Research Plan; and

(k) perform such other obligations as are necessary for the conduct of the Research Plan.

2.2.3. For clarity, the JRC shall not have any authority beyond the specific matters set forth in this Section 2.2.3, including not having the authority to: (i) obligate BMS to exercise the Option with respect to any Protein; (ii) amend this Agreement, waive any breach of either Party under this Agreement, or terminate this Agreement; (iii) make decisions or take any actions that are inconsistent with the terms of this Agreement; or (iv) approve any amendment to the Research Plan that is inconsistent with the terms of this Agreement.

2.2.4. Decision-Making. The Parties anticipate that the Working Group will make most day-to-day decisions regarding the Research Plan, except for those that are within the purview of the JRC. If the Working Group disagrees on any matters within the purview of the Working Group, the Project Leaders will first try to reach agreement on such matter. If the

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Project Leaders do not reach agreement with respect to a matter within *** Business Days after first attempting to resolve such matter, it will be elevated to the JRC, which shall meet as soon as possible thereafter for discussion and resolution of the matter. At the JRC, each Party shall have collectively one vote in all decisions within the JRC’s purview, and the JRC shall make all decisions by unanimous vote, except as set forth below:

(a) Elevation to Senior Executives; Final Say. In the event that the JRC cannot reach a unanimous vote with respect to a decision within its purview, the JRC shall refer such dispute to the CEO of FivePrime and the Senior Vice President, Immuno-Oncology, Biologics Discovery at BMS. If such senior executives cannot agree on a matter within *** Business Days after their first discussion regarding such matter, then BMS shall, in good faith and taking into consideration the comments of FivePrime, have the final decision-making authority, provided that BMS may not use its final decision-making authority to: (i) require FivePrime to violate any law or any agreement it may have with any Third Party; (ii) amend the terms and conditions of this Agreement; (iii) make changes to the Research Plan that would increase or decrease the total level of FivePrime FTEs in a manner inconsistent with Section 3.2.2; (iv) require FivePrime to incur any additional out-of-pocket costs (other than routine laboratory supplies) in the conduct of the Research Program beyond those set forth in the Budget; or (v) require FivePrime to conduct any activities outside the scope of the Research Plan.

2.2.5. JRC Meetings. The JRC shall meet at least *** every *** during the Research Term in accordance with a schedule agreed to by the Parties. The JRC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment. However, at least *** each *** during the Research Term such meetings will be conducted in person with the location for such in-person meetings generally alternating between FivePrime’s and BMS’s facilities in the United States, or such other location as the JRC may determine. Each Party shall bear its own travel, lodging and telecommunication expenses related to participation in and attendance at such meetings by its JRC representatives.

(a) Observers. Each Party may invite non-voting observers to attend any JRC meeting, provided that any such observers who are not employees of either Party or its Affiliates may only attend with the prior written consent of the other Party, which consent shall not be unreasonably withheld. All such observers shall be bound by confidentiality and non-use obligations similar to those contained in Section 9, or which are otherwise acceptable to both Parties.

(b) Meeting Minutes. FivePrime’s Alliance Manager shall prepare written draft minutes of each meeting of the JRC and shall provide the draft minutes to the Alliance Manager for BMS to coordinate review by the BMS JRC members. The Parties shall limit the content of such minutes to factual statements regarding the status and results of work under the Research Plan and of any actions proposed or decisions made by the JRC. The Parties shall refrain from including any opinions or other extraneous content in such minutes. The JRC minutes shall become official when

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approved by the JRC at the next regularly scheduled JRC meeting, it being understood that actionable items approved and directed by the JRC shall commence notwithstanding the formal approval of JRC minutes. Any discrepancies or disputes with respect to the content of JRC minutes shall be resolved by the Parties prior to being presented at a JRC meeting for approval.

2.3 Oversight Periods of Committees. The activities to be performed by the JRC shall solely relate to governance under this Agreement, and shall not involve the delivery of services. The JRC shall continue to exist until the expiration of the Research Term.

3.	Research Program.

3.1 Overview.

3.1.1. General. The Parties shall collaborate in carrying out a research program to further the understanding of target biology with respect to the Collaboration Targets as well as discover and pre-clinically develop Compounds suitable for development for human therapeutic uses (the “Research Program”). The Research Program shall be carried out in accordance with the Research Plan, that details the responsibilities and activities of FivePrime and BMS in carrying out the Research Program for each of the *** Project and *** Project. The Research Plan that will be in effect as of the Effective Date has been agreed by the Parties and has been previously disclosed to each Party under the Pre-Existing NDA. Any update to the Research Plan adopted by the JRC pursuant to Section 2.2.4 shall set forth the activities to be undertaken by the Parties as part of the *** Project and the *** Project, including a description of the specific activities to be performed by each of the Parties in support of the Research Program, the number of FivePrime FTEs performing the activities assigned to FivePrime in support of the Research Program and projected timelines for completion of such activities.

3.1.2. Goals and Responsibilities. The goals of the Research Plan are: (i) for FivePrime to work to identify *** and ***, each of which FivePrime shall submit to BMS for evaluation and potential selection as a Collaboration Target; and (ii) for the Parties to work together to evaluate Collaboration Targets and Compounds (and potential back-up Compounds or alternative Compounds) in the preclinical setting for possible further development by BMS pursuant to Article 7 (Development, Manufacturing and Commercialization of Products); provided that BMS shall determine in its sole discretion whether a Compound should advance to IND-enabling studies.

3.1.3. Extensions of Research Term. The Research Program shall be carried out during the Research Term. Neither Party shall be obligated to continue to conduct the Research Program beyond the expiration of the Research Term unless otherwise agreed in writing by the Parties. BMS may extend the initial Research Term for two (2) additional one-year periods on a year-by-year basis, without any additional consideration being payable to FivePrime, subject to BMS funding at least *** FivePrime FTEs during each such extension pursuant to Section 3.2.2; provided that BMS notifies FivePrime in writing of each such extension at least *** days before the expiration of the then-existing Research Term and confirms within such notice that BMS shall provide such additional funding of FivePrime FTEs.

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3.2 Resource Commitment.

3.2.1. Budget. The Research Plan shall include a budget for the BMS-funded FivePrime FTEs (based on the number of BMS-funded FivePrime FTEs and the FTE Rate) and any projected Contractor costs and expenses (the “Budget”), with such Budget to be updated periodically by the JRC.

3.2.2. BMS-funded FivePrime FTEs. Subject to this Section 3.2.2, FivePrime shall dedicate, and BMS shall fund, the following FTEs: (i) *** FTEs during the first twelve (12) months of the Research Term; (ii) *** FTEs during the second twelve (12) months of the Research Term; (iii) *** FTEs during the third twelve (12) months of the Research Term; and (iv) at least *** FTEs during each 12-month extension to the Research Term. The number of FivePrime FTEs to be funded by BMS and provided by FivePrime in support of conducting the Research Program may be increased or decreased by the JRC in accordance with changes in the Research Program and Research Plan, provided that, subject to Section 12.2, the number of FivePrime FTEs to be provided by FivePrime and funded by BMS shall not be decreased below *** FTEs or increased to exceed *** FTEs during the first twelve (12) months of the Research Term; shall not be decreased below *** FTEs or increased to exceed *** FTEs during the second twelve (12) months of the Research Term; and shall not be decreased below *** FTEs or increased to exceed *** FTEs during the third twelve (12) months of the Research Term; in each case without FivePrime’s prior written consent in its sole discretion.

3.2.3. Efforts of Each Party. Each Party shall use Commercially Reasonable Efforts to conduct the work allocated to such Party in the Research Plan in accordance with the terms of this Agreement. During the Research Term, FivePrime and BMS shall each commit sufficient resources, staffing, equipment, facilities, materials and other resources to timely perform all the activities allocated to it under the Research Plan.

3.2.4. FivePrime Staffing and Costs. During the Research Term FivePrime shall determine and maintain appropriate FivePrime staffing levels as are necessary from time to time to resource and perform in a timely manner its activities under the Research Plan. Except for the payments to be made by BMS as forth in Section 8, FivePrime shall be fully responsible for its research efforts and shall bear all corresponding costs and expenses.

3.2.5. BMS Staffing and Costs. During the Research Term BMS shall determine and maintain appropriate BMS staffing levels as are necessary from time to time to resource and timely perform its activities under the Research Plan. BMS shall be fully responsible for its research efforts and shall bear all corresponding costs and expenses.

3.2.6. Reports to JRC. During the Research Term, the Working Group shall provide the JRC with a written update summarizing the status of activities under the Research Plan, including the status of research conducted with regard to any Collaboration Targets, in advance of each scheduled JRC meeting.

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3.3 Records; Sharing of Data.

3.3.1. Records. Each Party shall maintain complete and accurate records of all work conducted pursuant to the Research Program and all results, data and developments made in furtherance thereof, and shall retain such records in accordance with its record retention policy. Such records shall be in sufficient detail and in good scientific manner appropriate for accounting, patent and regulatory purposes. During the Research Term, each Party shall provide the other Party (through the Working Group and in a form acceptable to the JRC) with quarterly written reports of the work performed under the Research Program and the results achieved by such reporting Party and shall also promptly notify the other Party of any significant data, activities or events that occur under the Research Plan.

3.3.2. Sharing of Data and Results. The Parties shall share the results of all research performed by or on behalf of either Party under the Research Plan, including as further described in Section 4.1.

3.3.3. Collaboration IP. During the Research Term and thereafter, each Party shall inform the other Party of any Collaboration IP by providing written notice to the other Party, including in such notice a reasonably detailed description of such Collaboration IP and, if such Collaboration IP is potentially patentable, the identity of each inventor thereof.

3.4 Third Party Contractors. BMS shall be entitled to engage and utilize the service of Third Party contractors (each, a “Contractor”) in connection with the performance of its obligations under the Research Plan. FivePrime shall be entitled to engage and utilize the service of Contractors in connection with the performance of its obligations under the Research Plan if such engagement and utilization is unanimously approved by the JRC or contemplated by the Research Plan. BMS shall reimburse FivePrime for the costs and expenses of any Contractors engaged pursuant to the preceding sentence. For clarity, no Contractor expenses shall be incurred by FivePrime (or reimbursable by BMS) without such being included in the approved Budget.

3.5 Use of Materials. The Parties acknowledge and agree that any Materials Controlled by a Party that are used in connection with the performance of the Research Plan, together with all progeny or derivatives thereof, are and shall remain the property of such Party. The Parties further acknowledge and agree that the use by or on behalf of a Party of any of its Materials in connection with performance of the Research Plan shall not result in such Materials (or any progeny or derivatives thereof) being considered Collaboration Know-How, except in each case to the extent that such Materials were, prior to such use, Collaboration Know-How.

3.5.1. Transfer of Materials. During the course of the Research Plan, each Party may transfer (the “Materials Transferring Party”) to the other Party (the “Materials

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Receiving Party”) samples of Materials for use in connection with the Research Plan. All Materials supplied by a Materials Transferring Party, and any progeny or derivatives thereof that are generated by or on behalf of the Materials Receiving Party, are and shall remain the sole and exclusive property of the Materials Transferring Party. For clarity, neither Party shall be obligated to provide the other Party with any samples of its Materials except to the extent expressly set forth in the Research Plan or this Agreement.

3.5.2. Warranty Disclaimer Regarding Materials. The Materials Transferring Party hereby represents that it Controls and has the rights and authority to provide the relevant Materials to the Materials Receiving Party for use in accordance with the terms of this Section 3.5. THE MATERIALS SUPPLIED BY THE MATERIALS TRANSFERRING PARTY PURSUANT TO THIS SECTION 3.5 ARE OTHERWISE SUPPLIED IN “AS IS” CONDITION WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE. ANY MATERIAL DELIVERED PURSUANT TO THIS AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES. THE MATERIALS RECEIVING PARTY WILL HANDLE THE MATERIAL ACCORDINGLY.

3.5.3. Restrictive Covenants on Materials. The Materials Receiving Party agrees that it will:

(a) Use the received Materials solely for, and in compliance with, the Research Plan;

(b) Use the received Materials in compliance with applicable Laws;

(c) Not use the received Materials in human subjects;

(d) Use the received Materials only in the Materials Receiving Party’s laboratories by personnel of the Materials Receiving Party;

(e) Not transfer the received Materials to any Third Party without the prior written consent of the Materials Transferring Party; and

(f) Not reverse engineer or chemically analyze the received Materials, except as expressly agreed in writing by the Materials Transferring Party.

The Materials Receiving Party further agrees that all of the foregoing restrictions shall also apply to all progeny or derivatives of Materials it receives from the Materials Transferring Party that are generated by or on behalf of the Materials Receiving Party.

3.5.4. Allocation of Liability. The Materials Receiving Party assumes all liability for damages which may arise from its handling, use, storage or disposal of the Materials. The Materials Transferring Party shall not be liable to the Materials Receiving Party for any loss,

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claim or demand made by the Materials Receiving Party, or made against the Materials Receiving Party by any Third Party, due to or arising from the handling, use, storage or disposal of the Materials as permitted hereunder, except to the extent caused by the gross negligence or willful misconduct of the Materials Transferring Party.

3.5.5. Disposition of Materials after the Research Term. Except as expressly provided below, upon expiration or the earlier termination of the Research Term, the Materials Receiving Party shall discontinue its use of any Materials pursuant to this Agreement and shall, upon direction of the Materials Transferring Party, return or destroy (and certify destruction of) any remaining Material (and all progeny or derivatives thereof) in its possession. The foregoing notwithstanding, BMS shall have the right to retain any and all Materials related to a Collaboration Target that were provided to BMS by or on behalf of FivePrime pursuant to Section 4.3 that are related to any such Collaboration Target that until such time (if any) that such Collaboration Target becomes a Terminated Target.

4.	Confirmed Hits; Conversion into Collaboration Targets; Access to Evaluation Materials; Non-Selected Targets.

4.1 Hits; Confirmed Hits. FivePrime shall conduct screening of the FivePrime Library (or a portion thereof, as determined by the Working Group) using the Screening Assays in accordance with the Research Plan (it being understood that the conduct of one or more additional Screening Assays of the FivePrime Library may be included in an amendment to the Research Plan approved by the JRC, subject to re-allocation of dedicated FTE resources). FivePrime shall disclose to the Working Group the number of Hits and the molecular identity of Hits from each Screening Assay, provided, however, that FivePrime shall have no obligation to disclose to BMS the molecular identity of any Protein screened in such Screening Assay that is (i) *** or (ii) ***. The Working Group shall evaluate the Hits from each Screening Assay and determine those confirmatory activities to undertake, including for example confirmation with recombinant protein or through specificity or affinity analyses or activity in a secondary assay, to determine which of such Hits shall become Confirmed Hits. FivePrime shall disclose to BMS the identity of each Confirmed Hit as soon as practicable through the Working Group but in any event no later than the next JRC meeting immediately following the identification of such Confirmed Hit. FivePrime shall deliver to BMS, as promptly as practicable, all available data and information generated in performance of the Research Plan with respect to each such Confirmed Hit and any other information Controlled by FivePrime with respect to such Confirmed Hit (including any updates or changes to such information that become available during the Consideration Period where applicable) (the “Confirmed Hit Data”) in order to provide BMS with sufficient and complete information to enable BMS to determine whether or not to exercise its Option with respect to such Confirmed Hit pursuant to Section 4.2. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted as obligating FivePrime to disclose to BMS, and FivePrime shall not disclose to BMS any Confidential Information obtained by FivePrime through testing the FivePrime Library or any Protein in any Third Party Assays. BMS shall have the right to use any and all Confirmed Hit Data solely for the purpose of evaluating (including with respect to safety or regulatory concerns) the relevant Confirmed Hit so as to determine whether or not BMS will exercise its Option with respect to such Confirmed Hit.

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4.2 Option to Designate Confirmed Hits into Included Collaboration Targets or Additional Collaboration Targets. During the Option Period, BMS shall have an exclusive option (even as to FivePrime) to (i) select and designate or (ii) reject each Confirmed Hit for further evaluation and development as a Collaboration Target as set forth in this Section 4.2.

4.2.1. Included Collaboration Targets. In addition to the Initial Included Collaboration Targets, BMS may, during the Option Period, select up to *** and up to *** from among the Confirmed Hits to be Included Collaboration Targets. BMS shall have the right to make such selections of Included Collaboration Targets by providing written notice to FivePrime, during the Option Period, identifying each specific Confirmed Hit that is a *** or *** as an Included Collaboration Target. Upon FivePrime’s receipt of such notice, such Confirmed Hit shall automatically become an Included Collaboration Target.

4.2.2. Additional Collaboration Targets. In addition to the Included Collaboration Targets, BMS may, during the Option Period, select any Confirmed Hit that is a *** or *** to be an Additional Collaboration Target. BMS shall have the right to make such selections of Additional Collaboration Targets by: (i) providing written notice to FivePrime, during the Option Period, identifying each such specific Confirmed Hit as an Additional Collaboration Target; and (ii) paying FivePrime the Selection Fee for each such Confirmed Hit pursuant to Section 8.2.1. Upon FivePrime’s receipt of such notice and payment, such Confirmed Hit shall become an Additional Collaboration Target.

4.2.3. Conversion to Non-Selected Target.

(a) Each Confirmed Hit shall cease to be a Confirmed Hit and shall become a Non-Selected Target if: (i) prior to the expiration of the Option Period, BMS notifies FivePrime that it is not exercising its right with respect to a particular Confirmed Hit to select such hit as a Collaboration Target; (ii) BMS does not timely pay the Selection Fee with respect to a particular Confirmed Hit that BMS wishes to select as an Additional Collaboration Target; or (iii) the Option Period has expired without BMS selecting such Confirmed Hit as a Collaboration Target pursuant to Section 4.2.1 and Section 4.2.2, respectively.

(b) With respect to each Collaboration Compound Patent that claims a compound or product directed to a Non-Selected Target, BMS shall, upon FivePrime’s request, negotiate in good faith (but without any obligation to enter into an agreement) with FivePrime regarding commercially reasonable terms and conditions for a royalty-bearing license under such Collaboration Compound Patent; provided that this clause 4.2.3(b) shall not apply in the case where BMS declined to designate such Non-Selected Target as a Collaboration Target due to Safety Reasons.

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4.3 Access to Evaluation Materials. For each Included Collaboration Target and Additional Collaboration Target, FivePrime shall transfer to BMS, at no additional cost to BMS, the Materials, FivePrime Know-How and Collaboration Know-How that the Parties agree are necessary to enable BMS to evaluate such Collaboration Target under the license granted to it under Section 6.1. With respect to the Initial Included Collaboration Targets, FivePrime shall commence such transfer within *** Business Days after the Effective Date. With respect to each Confirmed Hit that BMS selects as a Collaboration Target pursuant to Section 4.2.1 or Section 4.2.2, respectively, FivePrime shall commence such transfer within *** days after the date such Confirmed Hit becomes a Collaboration Target, as applicable, and shall use Commercially Reasonable Efforts to complete such transfer within *** days. If additional Materials, FivePrime Know-How or Collaboration Know-How become available, then FivePrime shall use Commercially Reasonable Efforts to transfer such additional items to BMS within *** days after such items first become available and in FivePrime’s Control.

4.4 Exchange of Information on Non-Selected Targets. BMS shall transfer to FivePrime, within *** Business Days after a Confirmed Hit or Collaboration Target, as applicable, becomes a Non-Selected Target, all Know-How with respect to such Non-Selected Target generated by or on behalf of BMS during the performance of the Research Program for such Non-Selected Target. Notwithstanding the foregoing, if a Non-Selected Target from one particular Screening Assay becomes a Confirmed Hit in a subsequent Screening Assay, then FivePrime shall present such Confirmed Hit to BMS in accordance with Section 4.1.

5.	Excluded Proteins; Third Party Proteins.

5.1 Excluded Proteins. BMS acknowledges that FivePrime has reserved the rights for itself or Third Parties to research, develop and commercialize products directed to or containing certain specific Proteins that are contained in FivePrime’s library; provided that in each such case such reservation shall have been documented by (A) a definitive written agreement with such Third Party or (B) by contemporaneous written records relating to an active and ongoing bona fide research, development or commercial program conducted by FivePrime (but not including any internal program of a Third Party that enters into a Strategic Transaction with FivePrime subsequent to the Effective Date that is not otherwise included in (A)) with respect to such Proteins (each such Protein, an “Excluded Protein”). The process allowing BMS to verify the Excluded Protein List is set forth in this Article 5. Although Excluded Proteins may be included in the protein libraries FivePrime screens under the Research Program, notwithstanding any other provision of this Agreement or any Research Plan to the contrary, no Excluded Protein shall be deemed a Confirmed Hit under this Agreement, and FivePrime shall have no obligation to disclose to BMS any Third Party Protein that may be identified as a hit as a result of any screening or follow-up confirmation activities under the Research Program.

5.2 Disclosure of Excluded Protein List; Modification.

5.2.1. Disclosure of Excluded Protein List; Modification. During the Research Term, FivePrime shall maintain an accurate and current Excluded Protein List.

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Promptly after the Effective Date, FivePrime shall provide to BMS the Excluded Protein List existing as of the Effective Date. From time to time after the Effective Date, FivePrime may add, subtract or substitute an Excluded Protein on the Excluded Protein List, provided that FivePrime may not add to the Excluded Protein List any Protein that (i) is, as of the date such Protein is to be added, a Confirmed Hit, or Collaboration Target, or (ii) was identified as a Hit less than *** days prior to the date such Protein is to be added, unless and until such Protein becomes a Non-Selected Target or a Terminated Target. FivePrime shall promptly notify BMS in writing (which notice FivePrime may provide by email in accordance with Section 14.4) of each change to the Excluded Protein List.

5.2.2. No Obligation to Disclose Information Regarding Excluded Proteins. Nothing in this Agreement shall require FivePrime to inform BMS of the identity of any of the Excluded Proteins, the indication for which any of the Excluded Proteins are being evaluated or developed by FivePrime, any data associated with such Excluded Proteins, or the development stage of any of the Excluded Proteins.

5.3 Excluded Protein and Third Party Protein Hits. In the event that a Protein identified from any Screening Assay (including as a preliminary Hit) is an Excluded Protein, including a Third Party Protein, then (i) FivePrime shall not be required to identify the identity of any such *** to BMS ***; (ii) FivePrime shall not be required to disclose to BMS any data or results that is confidential or proprietary information of a Third Party pertaining to such Excluded Protein or Third Party Protein; (iii) such Excluded Protein shall not be deemed a preliminary Hit or Confirmed Hit and FivePrime or its Third Party licensee shall retain all rights to such Excluded Protein or Third Party Protein; and (iv) BMS shall have no rights to such Excluded Protein or Third Party Protein; (v) the Parties will not further evaluate such Excluded Protein or Third Party Protein under the Research Plan; and (vi) BMS will not have the right to exercise any Option with respect to such Excluded Protein or Third Party Protein.

5.4 Reverted Excluded Proteins. In the event that the right to any Third Party Protein reverts to FivePrime under any Third Party agreement so that FivePrime is no longer required to reserve such Protein for such Third Party, FivePrime shall have the right to add such Protein to the Excluded Protein List, provided that FivePrime has a bona fide intent to and does undertakes an active and ongoing bona fide research, development or commercial program within *** days of such reversion, otherwise. In the event that during the Research Term FivePrime terminates an internal program that had previously related to an Excluded Protein or if FivePrime does not add a reverted Third Party Protein to the Excluded Protein List pursuant to the first sentence of this Section 5.4, and such Protein had been identified in a Screening Assay prior to such reversion, and would have otherwise been designated a Confirmed Hit at the time it was identified in a Screening Assay under the Research Plan but for its being an Excluded Protein at the time, then FivePrime shall inform BMS of the availability of such Protein and designate such Protein as a Confirmed Hit, provided that BMS’s right to such Protein shall be subject to any and all contractual obligations that FivePrime may have to a Third Party.

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6.	Licenses; Exclusivity; Negative Covenants.

6.1 License Grants to BMS; Exclusivity.

6.1.1. Non-Exclusive Research License. Subject to the terms and conditions of this Agreement, FivePrime hereby grants to BMS a fully-paid, royalty-free, non-exclusive license, with the right to grant sublicenses (with the right to grant further sublicenses) (as provided herein) under the FivePrime Patents, FivePrime Know-How and FivePrime’s Interest in Collaboration IP solely to the extent necessary for BMS to conduct its obligations and exercise its rights under this Agreement during the Option Period, including to evaluate Confirmed Hits for possible conversion into Included Collaboration Targets or Additional Collaboration Targets. BMS may sublicense the foregoing license solely to its Affiliates and Contractors for the sole purpose of conducting BMS’s obligations and responsibilities under this Agreement on BMS’s behalf

6.1.2. Exclusive Commercial License. Subject to the terms and conditions of this Agreement, FivePrime hereby grants to BMS an exclusive, royalty-bearing (as set forth in Section 8) license, with the right to grant sublicenses (including the right to further sublicense) pursuant to Section 6.1.3, under the Licensed IP to discover, research, develop, make, have made, use, sell, offer for sale, export and import any Licensed Compound or Product.

6.1.3. Right to Sublicense. BMS may grant sublicenses (including the right to grant further sublicenses) under the exclusive license it receives under Section 6.1.2 to any of its Affiliates or any Third Party without the prior written consent of FivePrime, provided that the agreement between BMS and such sublicensee shall be consistent with the terms and conditions of this Agreement. BMS shall remain responsible for its obligations, including payment obligations pursuant to Section 8, under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, sublicensees or subcontractors. BMS must promptly notify FivePrime of any sublicenses that it or its Affiliates or sublicensees grants, including the name and description of the sublicense, the scope of rights granted, the territory, the field and the terms of such sublicense, such terms to be disclosed solely to the extent necessary for FivePrime to determine that such sublicense complies with the terms and conditions of this Agreement.

6.1.4. Limited License. The licenses granted in this Agreement to BMS shall not be construed as granting BMS any right or license (either expressly or by implication) under any FivePrime Know-How, FivePrime Patents or FivePrime’s interest in Collaboration IP: (a) to make, have made, use, sell, offer for sale or import any product with respect to any Protein that is not a Collaboration Target; or (b) to use or practice FivePrime Platform Technology.

6.1.5. Retained Rights. FivePrime retains all rights not expressly granted herein to BMS, including as follows:

(a) Right to Maintain Library. Notwithstanding the provisions of this Section 6.1, FivePrime shall retain the right to maintain any and all Confirmed Hits and Collaboration Targets in the FivePrime Library, and, subject to the restrictions set forth in Sections 6.4.2, to use the FivePrime Library for any purpose (including

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conducting collaborations with Third Parties), provided that FivePrime shall not, for the period of time a Protein is a Confirmed Hit or Collaboration Target: (i) disclose that such Protein is or was a Confirmed Hit or Collaboration Target to any Third Party; (ii) publish or disclose to any Third Party, or use for any purpose, any data or results pertaining to such Protein generated in the use of FivePrime Library, in each case except to fulfill FivePrime’s obligations or exercise its rights under this Agreement; or (iii) grant any rights or license to any Third Party with respect to such Protein in a manner that conflicts with the rights granted to BMS under this Agreement.

(b) Rights to Excluded Proteins. Subject to FivePrime’s obligations of confidentiality on non-use with respect to BMS’s Confidential Information hereunder as set forth in Article 9, FivePrime shall retain the rights to research, develop, manufacture and commercialize any product comprising any compound with respect to any Excluded Protein, including any Third Party Protein, for all uses at all times, either by itself, in collaboration with a Third Party or indirectly through a Third Party licensee.

6.1.6. Non-Selected Targets and Terminated Targets. Promptly after a Confirmed Hit becomes a Non-Selected Target or a Collaboration Target becomes a Terminated Target, the following shall apply: (i) BMS shall, promptly after such date, return or destroy, at FivePrime’s election, all FivePrime Know-How in its possession or control with respect to such Non-Selected Target or Terminated Target and shall immediately cease to use such FivePrime Know-How, except in each case to the extent such FivePrime Know-How is also related to one or more remaining Confirmed Hits, Included Collaboration Targets, Additional Collaboration Targets, Licensed Compounds or Products; (ii) each Collaboration Target Patent that claimed any such Non-Selected Target or Terminated Target (a “Reverted Target Patent”) shall automatically cease to be Licensed IP; and (iii) all Collaboration Target Know-How directly related to any such Non-Selected Target or Terminated Target (“Reverted Target Know-How”) shall automatically cease to be Licensed IP.

6.2 License Grants to FivePrime.

6.2.1. Non-Exclusive Research License. BMS hereby grants to FivePrime a fully-paid, royalty-free, non-exclusive license, effective only during the Research Term, under BMS Background Patents and BMS Background Know-How, solely to the extent necessary for FivePrime to conduct its obligations and exercise its rights under the Research Plan. FivePrime may grant sublicenses (with the right to grant further sublicenses) under the foregoing license solely to its Affiliates and Contractors solely to conduct such obligations and responsibilities on its behalf.

6.2.2. Non-Selected Targets and Terminated Targets. BMS hereby grants to FivePrime a worldwide, royalty-free, fully paid-up, perpetual, irrevocable exclusive (even as to BMS) license, with the right to grant sublicenses, under BMS’s right, title and interest in, to and under each Reverted Target Patent and the Reverted Target Know-How to make, have made, use, sell, offer for sale and import any Non-Selected Target, Terminated Target and any compound or product directed to such Non-Selected Target or Terminated Target.

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6.3 No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license, intellectual property interest or other rights, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates.

6.4 Negative Covenants.

6.4.1. BMS Negative Covenants. BMS hereby covenants that neither BMS nor any of its Affiliates shall, with respect to each Non-Selected Target and during the Restricted Period applicable to such Non-Selected Target, perform (or have performed on its or such Affiliate’s behalf) any research, development or commercial activities in the field of Immuno-Oncology with respect to any compound or product discovered or generated or derived to bind to and modulate a Non-Selected Target. In the event that BMS desires to commence any research, development or commercial activities in the field of Immuno-Oncology with respect to any compound or product discovered or generated or derived to bind to and modulate a Non-Selected Target, BMS shall have the right, (i) during the Research Term for so long as such Non-Selected Target is not an Excluded Protein and (ii) after the Research Term if FivePrime has not reserved the rights for itself or any Third Party to research, develop and commercialize compounds or products discovered or generated or derived to bind to and modulate such Non-Selected Target, provided that in each such case such reservation shall have been documented by (A) a definitive written agreement with such Third Party or (B) by contemporaneous written records relating to an active and ongoing bona fide research, development or commercial program conducted by FivePrime, to designate any such Non-Selected Target as a Collaboration Target on the terms and conditions set forth herein (without any additional payments to FivePrime except as set forth in Section 8.3 and 8.4); provided that in the event such Non-Selected Target is not available for selection as a Collaboration Target by operation of clause (A) or clause (B) above, (X) such compound or product identified, developed and/or commercialized by BMS shall be treated as a Post-Termination Compound hereunder (with the economics payable to FivePrime associated therewith being FivePrime’s sole and exclusive remedy for any breach by BMS of this Section 6.4.1), and (Y) notwithstanding clause (X), no license shall be granted hereunder by FivePrime to BMS with respect to such Non-Selected Target or any compound or product directed towards such Non-Selected Target.

6.4.2. FivePrime Negative Covenants. FivePrime hereby covenants that it shall not conduct, independently of this Agreement, any efforts with respect to any Collaboration Target (or a Confirmed Hit where BMS has the right to select such Confirmed Hit as a Collaboration Target under its Option under this Agreement), whether for itself or through or with any Third Party or enable a Third Party (including the grant of any license or option to any Third Party) to (A) discover, research, exploit any Collaboration Target (or a Confirmed Hit where BMS has the right to select such Confirmed Hit as a Collaboration Target under its Option under this Agreement), or (B) discover, research and/or develop any compound or product that is

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discovered or generated or derived to bind to and modulate such Collaboration Target (or a Confirmed Hit where BMS has the right to select such Confirmed Hit as a Collaboration Target under its Option under this Agreement) (including the Collaboration Target or Confirmed Hit itself).

7.	Development, Commercialization and Manufacturing of Products.

7.1 Responsibilities of BMS. Subject to the activities performed by FivePrime in support of the Research Program, BMS shall have the sole right and responsibility for the development, regulatory approval, manufacturing and commercialization of Licensed Compound(s) and Product(s) in the Field and the Territory, including decision-making authority and all funding for such activities. Without limiting the foregoing, BMS shall be responsible, at its sole cost and expense, for (i) all GMP manufacturing activities for clinical and commercial supply, with FivePrime providing technical support relating to the FivePrime Know-How as agreed in the Research Plan, (ii) all necessary IND-enabling studies for the Licensed Compounds and Products; and (iii) all clinical development and commercialization of Licensed Compounds and Products.

7.2 Diligence; Reports.

7.2.1. Diligence. BMS shall use Commercially Reasonable Efforts to develop and commercialize (i) at least *** Licensed Compound or Product for *** or any ***, for so long as *** or any *** is a Collaboration Target, and (ii) at least *** Licensed Compound or Product for *** or any ***, for so long as *** or any *** is a Collaboration Target.

7.2.2. Reports. Beginning the Calendar Year after the conclusion of the Research Term and within *** days after the end of each Calendar Year, BMS shall provide FivePrime with a written report summarizing its research, development and commercialization activities with respect to each Collaboration Target and the related Licensed Compound(s) and Product(s) in such Calendar Year, which report shall be sufficiently detailed for FivePrime to determine whether BMS has met its diligence obligations under this Agreement. BMS shall provide to FivePrime such additional information and documentation as is necessary for purposes of verifying BMS’s satisfaction of the diligence obligation set forth in this Section 7.2.

8.	Payments; Royalties and Reports.

8.1 Research, Technology Access and Related Payments.

8.1.1. Upfront Payment. BMS shall pay FivePrime a one-time, non-refundable, non-creditable payment in the amount of Twenty Million Dollars ($20,000,000) within *** Business Days after the Effective Date.

8.1.2. Equity Investment. The Parties shall enter into the Stock Purchase Agreement as of the Effective Date and BMS shall purchase nine hundred ninety-four thousand

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three hundred fifty-two (994,352) shares of Common Stock, par value $0.001 per share, of FivePrime at a price of twenty-one Dollars and sixteen Cents ($21.16) per share for a total purchase price of twenty-one million forty thousand four hundred and eighty-eight Dollars and thirty-two Cents ($21,040,488.32) pursuant to the Stock Purchase Agreement.

8.1.3. Research Funding; Other Expenses.

(a) On a Calendar Quarter basis, BMS shall pay FivePrime an amount equal to the product of (i) the number of FivePrime FTEs set forth in the Budget for such Calendar Quarter, multiplied by (ii) the FTE Rate (such product, the “Research FTE Costs”). Within *** Business Days after the Effective Date, FivePrime shall invoice BMS for all Research FTE Costs due for (a) the period beginning on the Effective Date and ending March 31, 2014; and (b) for the first full Calendar Quarter after the Effective Date. It is the intent of the Parties that, for the duration of the Research Term, BMS will thereafter pay each subsequent Calendar Quarter payment of Research FTE Costs no later than the first day of such Calendar Quarter and that FivePrime shall, accordingly, invoice BMS for such payments at least *** calendar days in advance of the start of such Calendar Quarter.

(b) After the end of each Calendar Quarter, FivePrime shall invoice BMS for the reimbursement of (i) all agreed-upon Contractor costs and expenses incurred by FivePrime in accordance with the Budget and Section 3.4; and (ii) all costs and expenses incurred by FivePrime for which BMS has an obligation to share such costs and expenses pursuant to Section 10.2.2(a).

(c) BMS shall pay invoices for amounts due under this Section 8.1.3 within *** calendar days of the date BMS receives such invoice.

8.2 Selection Fee; License Maintenance Fee.

8.2.1. Selection Fee. For each Confirmed Hit that BMS selects as an Additional Collaboration Target, BMS shall pay to FivePrime a non-refundable, non-creditable payment of *** within *** calendar days after BMS delivers to FivePrime the written notice identifying such Confirmed Hit as an Additional Collaboration Target pursuant to Section 4.2.2 (the “Selection Fee”).

8.2.2. License Maintenance Fees. For each Additional Collaboration Target, BMS shall pay FivePrime a fee of *** for each *** period as partial consideration for the maintenance of the exclusive license grant under Section 6.1.2 (Exclusive Commercial License) (each such amount, the “License Maintenance Fee”). BMS shall pay the first such License Maintenance Fee(s) on the date that is *** after the last day of the Research Term, and shall pay each subsequent License Maintenance Fee for each Additional Collaboration Target on each anniversary of the first License Maintenance Fee payment until, on an Additional Collaboration Target-by-Additional Collaboration Target basis, the date on which the first IND is filed for the

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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first Compound or Product to such Additional Collaboration Target, provided that the final License Maintenance Fee for each Additional Collaboration Target shall be prorated based on the period between the last anniversary the last day of the Research Term and the date that such IND was filed, and shall become due on the date that is *** calendar days after the filing of such IND. FivePrime shall invoice BMS on or before the conclusion of the Option Term and on or before each anniversary thereafter for License Maintenance Fees for each Additional Collaboration Target. BMS shall pay the invoices within *** calendar days after the later of the date such invoice is delivered or the last day of the Research Term or corresponding anniversary thereof.

8.3 Milestone Payments. BMS shall pay to FivePrime the milestone payments set forth in this Section 8.3 within the period of time set forth herein.

8.3.1. Event Milestones. BMS shall, in connection with the first occurrence of each milestone event listed below with respect to Licensed Compounds or Products directed to each Collaboration Target, pay FivePrime the milestone payments listed below in accordance with the procedure set forth in Section 8.3.3. Each such payment shall be non-refundable and non-creditable.

Event	1st Indication	2nd Indication	3rd Indication
File 1st IND	***	***	***
Initiation of the 1st Phase 2 Trial	***	***	***
Initiation of the 1st Phase 3 Trial	***	***	***
BLA Filing in U.S.	***	***	***
BLA or equivalent Filing in EU	***	***	***
BLA or equivalent Filing in Japan	***	***	***
First Commercial Sale in U.S.	***	***	***
First Commercial Sale in EU	***	***	***
First Commercial Sale in Japan	***	***	***

Total milestone payments per Collaboration Target	***	***	***

The term “File” as used above means the acceptance of filing of the applicable application by Regulatory Authority. The term “First Commercial Sale” as used above with respect to the EU means a First Commercial Sale in at least *** of the following countries: France, Germany, Italy, Spain and the United Kingdom following Approval in such country.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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The term “Indication” as used above means, with respect to a Licensed Compound or Product, the use of that Licensed Compound or Product for the treatment, prevention, mitigation or cure of: (i) any cancer with a particular organ of origin; or (ii) any disease that is not a cancer. Indications that are cancers will be deemed the same for purposes of this Agreement if the subject cancers have the same organ of origin even if they are, for example, of a different histologic or genetic subtype or line of therapy (e.g., well-differentiated and poorly differentiated gastric cancer, NSCLC and SCLC, 1st line NSCLC and 2nd line NSCLC), and will be deemed different if the subject cancers have different organs of origin (e.g., gastric cancer and lung cancer). Among non-solid tumor cancers, Indications for leukemia, lymphoma and multiple myeloma, but not their subtypes or lines of therapy, shall be considered different Indications.

For clarity, the milestone payments listed above shall be made only once for each Collaboration Target (as applicable) upon the first achievement of each relevant milestone by Licensed Compounds or Products for a particular Collaboration Target (as applicable).

8.3.2. Sales Milestones. BMS shall pay to FivePrime the following sales-based milestone payments based on the total worldwide Net Sales, on a Product-by-Product basis, in a given Calendar Year by BMS, its affiliates and sublicensees. Each payment shall be in accordance with the procedure set forth in Section 8.3.3, and shall be non-refundable and non-creditable.

Net Sales Threshold	Sales-Based Milestone
Annual worldwide Net Sales first to reach ***	***
Annual worldwide Net Sales first to reach ***	***
Annual worldwide Net Sales first to reach ***	***

Total Sales-Based Milestone payments per Product	$60,000,000

For clarity, the sales-based milestone payments set forth above shall be calculated separately for each Product that contains a different Licensed Compound and reaches the indicated total worldwide Net Sales threshold, but in any event shall not exceed $60 million for any given Product.

8.3.3. Milestones Relating to BMS I-O Crossover Compounds, Third Party I-O Crossover Compounds and Post-Termination Compounds.

(a) I-O Cross-Over Compounds.

(i) BMS I-O Crossover Compounds. Any Compound that is a BMS Excluded Compound by operation of clause (Y) of Section 1.13.4 shall cease to be a BMS Excluded Compound on the date of Initiation of any Clinical Trial in the field of Immuno-Oncology for such Compound (each such Compound thereafter a “BMS I-O Crossover Compound”).

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(ii) Third Party I-O Crossover Compound. Any Compound that is in-licensed or acquired by BMS from a Third Party and that is a BMS Excluded Compound by operation of clause (Y) of Section 1.13.5 shall cease to be a BMS Excluded Compound on the date of Initiation of any Clinical Trial in the field of Immuno-Oncology for such Compound (each such Compound thereafter a “Third Party I-O Crossover Compound”).

(b) Event Milestones.

(i) For BMS I-O Crossover Compounds and Third Party I-O Crossover Compounds. Notwithstanding Section 8.3.1, event milestone payments shall not be payable with respect to milestone events that are achieved by BMS I-O Crossover Compound(s) or Third Party I-O Crossover Compound(s) prior to the date any such BMS I-O Crossover Compound or Third Party I-O Crossover Compound ceases to be a BMS Excluded Compound. By way of example, if a BMS Excluded Compound has achieved initiation of a Phase 2 Trial, and subsequently becomes a Third-Party I-O Crossover Compound by virtue of BMS commencing a Phase 3 trial in the field of Immuno-Oncology for such compound, then the first development milestone that shall be payable for such Third-Party I-O Crossover Compound shall be for Initiation of the 1st Phase 3 Trial, and if such Phase 3 trial is not the first indication pursued for such Third-Party I-O Crossover Compound, then the milestone payment applicable for the indication (e.g. 2nd, 3rd, or beyond, as applicable) shall apply.

(ii) For Post Termination Compounds. Notwithstanding Section 8.3.1, event milestone payments shall not be payable with respect to milestone events that are achieved by Post-Termination Compounds for milestones achieved by such Post-Termination Compounds outside the field of Immuno-Oncology.

(c) Sales Milestones. Notwithstanding Section 8.3.2, milestone payments payable with respect to sales-based milestones that are achieved by BMS I-O Crossover Compounds, Third Party I-O Crossover Compounds and Post-Termination Compounds shall be calculated based on Net Sales of such Compounds within the field of Immuno-Oncology.

8.3.4. Notice of Event Milestone Achievement.

(a) BMS shall notify FivePrime in writing within *** Business Days following the achievement of each milestone event set forth in Section 8.3.1 and Section 8.3.2, and BMS shall within *** calendar days following the receipt of an invoice for achievement of each such milestone event pay FivePrime the appropriate milestone payment. The milestone payments set forth in Section 8.3.1 shall be payable only upon the initial achievement of the particular milestone event for any Product with respect to

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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each Collaboration Target (as applicable), and no amounts shall be due hereunder for subsequent or repeated achievement of the same milestone with respect to each such Collaboration Target (as applicable).

(b) If any milestone payment triggering event in Section 8.3.1 is skipped for a particular Collaboration Target (as applicable), the milestone payment that would otherwise have been due for such skipped milestone payment triggering event shall be due and payable on the occurrence of the next to occur milestone payment triggering event for such Collaboration Target (as applicable). For example, if BMS conducts a Phase 1 Trial, and then chooses not to conduct a Phase 2 Trial and instead begins a Phase 3 Trial, both milestone payments associated with the Initiation of a Phase 2 Trial and a Phase 3 Trial shall be due at the Initiation of the Phase 3 Trial (with respect to the 1st Indication). As a further example, if BMS achieves total worldwide Net Sales of a particular Product in a particular Calendar Year in an amount that exceeds *** for the first time, and BMS has not achieved total worldwide Net Sales of such Product above *** in any prior years, then the sales milestone payments triggered by both milestone trigger events shall become due at the end of such Calendar Year.

8.4 Royalties.

8.4.1. Royalties for Products.

(a) BMS shall pay FivePrime royalties on a Calendar Quarterly basis with respect to Net Sales during such Calendar Quarter, calculated on a Product-by-Product and country-by-country basis, as set forth in this Section 8.4

(b) BMS shall pay to FivePrime a royalty on Net Sales of each Product by BMS, its affiliates and sublicensees in the Field in the Territory equal to the following portions of Net Sales multiplied by the applicable royalty rate for such portion:

Portion of Annual Net Sales	Royalty Rate
Up to and equal to ***;	***
Greater than *** and less than or equal to ***;	***
Greater than *** and less than or equal to ***;	***
Greater than *** and less than or equal to ***;	***
Greater than *** and less than or equal to ***; and	***
Greater than ***.	***

By way of example, if the annual Net Sales of a Product in the Territory in a particular Calendar Year are ***, the amount of royalties payable hereunder shall be calculated as follows (subject to any applicable reductions under this Article 8): (*** x ***) + (*** x $***) + (*** x $***) + (*** x ***) + (*** x ***) + (*** x ***) = ***.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c) Royalties payable with respect to BMS I-O Crossover Compounds, Third Party I-O Crossover Compounds and Post-Termination Compounds shall be calculated based on Net Sales of such Compounds within the field of Immuno-Oncology.

8.4.2. Royalty Reduction Due to Generic/Biosimilar Competition. If during any Calendar Quarter during the Royalty Term for a Product there are one or more Biosimilar Products or Generic Products being sold in a country with respect to such Product, then the royalty rates payable under this Agreement with respect to such Product in such country for such Calendar Quarter shall be reduced as follows:

(i) by ***, in the event that in any Calendar Quarter such Biosimilar Product(s) or Generic Product(s), by unit equivalent volume in such country, exceed a *** share of the market;

(ii) by ***, in the event that in any Calendar Quarter such Biosimilar Product(s) or Generic Product(s), by unit equivalent volume in such country, exceed a *** share of the market; or

(iii) by ***, in the event that in any Calendar Quarter such Biosimilar Product(s) or Generic Product(s), by unit equivalent volume in such country, exceed a *** share of the market;

provided that in no event shall this Section 8.4.2 cause the royalty rate with respect to such Product in such country for such Calendar Quarter to be reduced below ***, it being understood that the reductions set forth in clauses 8.4.3, 8.4.4, 8.4.5, and 8.5 may further reduce the royalty rate with respect to such Product.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8.4.3. Royalty Reductions Due to Required Licenses. If, in BMS’s judgment in its sole discretion, one or more Patents that are Controlled by a Third Party ***, and if BMS obtains a license to such Patents (any such licenses, “Required Licenses”), then *** of the consideration actually paid under such Required Licenses by BMS for the sale of such Licensed Compound or Product in a country for a Calendar Quarter shall be creditable against the royalty payments due to FivePrime by BMS with respect to the sale of such Licensed Compound or Products in such country; provided no event shall this Section 8.4.3 cause the royalty rate with respect to such Product in such country for such Calendar Quarter to be reduced below *** of what would otherwise be due, it being understood that the reductions set forth in clauses 8.4.4, 8.4.5, and 8.5 may further reduce the royalty rate with respect to such Product.

For clarity, this Section 8.4.3 shall not apply to licenses to intellectual property relating to one or more specific Licensed Compounds by BMS (e.g., composition of matter of a given Compound), but shall apply to licenses to intellectual property relating to compounds or products directed toward a Collaboration Target generally.

8.4.4. Royalty Term. BMS’s royalty payment obligation shall expire, on a Product-by-Product and country-by-country basis, on the later of: (i) 12 years after the First Commercial Sale of the Product in such country; (ii) the date on which there is no longer a Valid Claim within the Licensed IP or Collaboration Compound Patents; or (iii) the date on which any applicable regulatory, pediatric, orphan drug or data exclusivity expires (such period, the “Royalty Term”), provided that, in each country in which no Valid Claim within the Licensed IP or Collaboration Compound Patents Covers the sale of a Product in such country, the royalty rates set forth in Section 8.4.1 for such Product for such country shall be reduced by *** for so long as no such Valid Claim Covers the sale of a Product in such country. After expiration of the Royalty Term, all licenses granted by FivePrime to BMS under this Agreement shall be deemed to be fully paid-up and royalty-free licenses.

8.4.5. Third Party Payments. FivePrime shall bear all Third Party license payments, milestones, royalties, damages and other payments owed as a result of the use of the FivePrime Platform Technology or the Initial Included Collaboration Targets with respect to: (A) intellectual property (including Patents) that is licensed or otherwise Controlled by Five Prime as of the Effective Date or thereafter during the Term; (B) a Court decision, not subject to further appeal, holding FivePrime infringed Third Party intellectual property during the development, use or practice of the FivePrime Platform Technology and/or an Included Collaboration Target before the Effective Date; (C) settlement by FivePrime of a Third Party allegation that FivePrime infringed Third Party intellectual property during the development, use or practice of the FivePrime Platform Technology and/or an Included Collaboration Target before the Effective Date; or (D) is intellectual property with respect to which FivePrime received, before the Effective Date, written notice of potential infringement from a Third Party who Controlled such Patent and FivePrime did not disclose same to BMS in writing prior to the Effective Date.

8.4.6. Reports; Payment of Royalty. During the Term, and following the First Commercial Sale of any Product, BMS shall within *** after the end of each Calendar Quarter

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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furnish to FivePrime a written report for such Calendar Quarter showing (i) for each of the Major Markets, on a Product-by-Product basis, the Net Sales and royalties due during such Calendar Quarter, and (ii) for all other sales outside of the Major Markets, on a Product-by-Product basis, the Net Sales and royalties due during such Calendar Quarter. BMS shall pay all royalties due under this Agreement with respect to a Calendar Quarter within *** after the end of each Calendar Quarter.

8.4.7. Payment Date. If BMS fails to pay any such undisputed fees, milestone payments, royalties or any other payments according to this Agreement in full on or before such date, interest on such amount shall accrue at a rate of interest of *** above the average rate of the three months LIBOR as published in the Wall Street Journal, Eastern U.S. Edition, effective for the applicable days of the period of default. BMS shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

8.4.8. Audits.

(a) Upon *** prior written request of FivePrime and not more than *** in during any Calendar Year, BMS shall permit an independent certified public accounting firm of nationally recognized standing selected by FivePrime, at FivePrime’s expense, to have access during normal business hours to such of the records of BMS as may be reasonably necessary to verify the accuracy of royalty reports hereunder for any year ending not more than *** months prior to the date of such request; provided that if FivePrime has timely commenced an audit with respect to any earlier time period and such audit shall be pending or its results disputed, FivePrime shall have continued access to the records of such earlier time period. The accounting firm shall disclose to FivePrime whether the royalty reports are correct or incorrect, the amount of any royalty discrepancy, as well as the calculation of the foregoing.

(b) If such accounting firm correctly identifies an underpayment made by BMS during such period, BMS shall pay FivePrime 100% of the amount of the underpayment, plus applicable interest as set forth in Section 8.4.5, within sixty (60) days of the date FivePrime delivers to BMS such accounting firm’s written report so concluding, or as otherwise agreed upon in writing by the Parties. FivePrime shall pay the fees charged by such accounting firm; provided, however, if such audit uncovers an underpayment by BMS that exceeds *** of the total payment due for the period under audit, then BMS shall pay the fees of such accounting firm whether previously paid by FivePrime or then due. In the event that the accounting firm uncovers an overpayment by BMS, then BMS shall credit such overpayment against any royalty payments owing in the Calendar Quarter following the Calendar Quarter in which such audit was completed, such future royalty payments to be adjusted accordingly on a carry-forward basis until such overpayment amount has been fully credited against future royalties owing to FivePrime.

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c) BMS shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to BMS, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by FivePrime’s independent accountant to the same extent required of BMS under this Agreement.

(d) FivePrime shall treat all financial information subject to review under this Section 8.4.6 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with BMS or its Affiliates obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

8.5 Reductions in Economics in Certain Cases.

8.5.1. Reduction Due to Time. If the *** for a Licensed Compound or Product is ***, then any payments due to FivePrime under Sections 8.3 and 8.4 for such Licensed Compound or Product shall be reduced (cumulatively, and after giving effect to clauses 8.4.2, 8.4.3, 8.4.4 and 8.4.5) in accordance with the table below and Section 8.5.2 (if applicable); provided that the following reductions shall not apply in the event that a Valid Claim within the Licensed IP or Collaboration Compound Patents Covers such Licensed Compound or Product (in the applicable country or territory):

*** with respect to Licensed Compound or Product	*** under Sections 8.3 and 8.4 payable to Five Prime[1]
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

8.5.2. Reduction for BMS I-O Crossover Compounds. Any payments due to FivePrime under Sections 8.3 and 8.4 above that relate to a BMS I-O Crossover Compound shall be reduced (cumulatively, and after giving effect to clauses 8.4.2, 8.4.3, 8.4.4 and 8.4.5) by ***;

[1]	After giving effect to clauses 8.4.2, 8.4.3,8.4.4 and 8.4.5

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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provided that such reduction shall not apply in the event that a Valid Claim within the Licensed IP or Collaboration Compound Patents Covers such Licensed Compound or Product (in the applicable country or territory).

8.6 Payment Method and Exchange Rate. BMS shall pay all amounts due hereunder in United States dollars by wire transfer of immediately available funds to the bank account FivePrime designates in writing from time to time. Conversion of sales recorded in local currencies to United States dollars shall be performed in a manner consistent with BMS’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

8.7 Withholding Tax. If applicable Law requires withholding of any taxes imposed upon FivePrime on account of any royalties and advance payments paid under this Agreement, BMS shall withhold such taxes as required by such Law from such remittable royalty and advance payment and timely pay such withheld taxes to the proper tax authorities. BMS shall promptly secure official receipts of payment of any withholding tax and send such receipts to FivePrime as evidence of such payment. BMS shall cooperate with FivePrime in the event FivePrime claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force.

9.	Confidentiality and Publication.

9.1 Confidential Information. “Confidential Information” means any data, information or material disclosed by one Party (the “Disclosing Party”) in writing, visually, orally or in electronic medium to the other Party (the “Receiving Party”) under this Agreement. In addition, (A) Know-How generated under this Agreement by one Party and as to which the other Party holds an exclusive license or has a right to receive an exclusive license shall be treated as Confidential Information of both Parties so long as such license or right remains in effect, and (B) any Know-How relating to Excluded Proteins generated pursuant to this Agreement shall be Confidential Information of both Parties. With respect to Know-How described in clause (A) above, once such exclusive license or right to receive an exclusive license terminates (or the scope of an exclusive license is reduced), the related Know-How shall be treated as the Confidential Information of the Party that generated such Know-How. Except as expressly set forth herein, the terms of this Agreement and the Know-How generated under this Agreement shall be the Confidential Information of both Parties and both Parties shall have the obligations set forth in this Section 9 with respect thereto.

9.2 Nondisclosure Obligation. Subject to Sections 9.3 and 9.4, unless the Disclosing Party provides prior written consent, the Receiving Party shall maintain in confidence all Confidential Information of the Disclosing Party, shall not disclose such Confidential Information to any Third Party and shall not use such Confidential Information for any purpose except to exercise such Party’s rights or fulfill its obligations under this Agreement. The Receiving Party may disclose or otherwise provide access to the Disclosing Party’s Confidential Information to its and its Affiliates’ respective officers, directors, employees, agents, consultants,

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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permitted (sub)licensees, and Contractors (“Agents”) as necessary in connection with the exercise of its rights or performance of its obligations under this Agreement; provided that such individuals are subject to obligations of confidentiality and non-use that are consistent with the terms of this Agreement. The Receiving Party shall be responsible for and liable under this Agreement with respect to any breach of its confidentiality and non-use obligations caused by its Agents.

9.3 Exceptions. Each Party’s confidentiality and non-use obligations under this Agreement shall not apply to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can demonstrate with competent written proof:

9.3.1. Is known by the Receiving Party at the time of its receipt, without obligation of confidentiality or non-use, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s written records;

9.3.2. Is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party or with the consent of the Disclosing Party;

9.3.3. Is subsequently disclosed to the Receiving Party, without obligation of confidentiality or non-use, by a Third Party who may lawfully do so and who is not under an obligation of confidentiality to the Disclosing Party; or

9.3.4. Is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party and without the aid, application or use of the Disclosing Party’s Confidential Information, and such independent development can be properly documented by the Receiving Party.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

9.4 Permitted Disclosure. Nothing in this Section 9 shall restrict the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent that such disclosure:

9.4.1. Is made to governmental or other regulatory agencies in order to obtain patents addressed in this Agreement or to gain or maintain authorizations to conduct Clinical Trials or to market Products, provided that such disclosure is limited to the extent reasonably necessary to obtain such patents or authorizations and the Receiving Party takes reasonable measures to obtain confidential treatment from regulatory agencies for such information;

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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9.4.2. Is made to the Receiving Party’s Affiliates, potential and actual sublicensees, employees, officers, directors, agents, consultants, or other Third Parties for purposes the Receiving Party reasonably deems necessary or advisable for the exploitation of its rights or fulfillment of its obligations under this Agreement, provided that all such recipients agree to be bound by, or are otherwise bound by, confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement (with potentially a shorter duration no less than *** years from the date such Confidential Information is disclosed to such recipients) and obligations of invention assignment sufficient for such Party to obtain rights from such personnel to meet its obligation to grant licenses to the other Party under this Agreement;

9.4.3. Is required to comply with applicable Law, valid order of a court of competent jurisdiction, or other judicial or administrative process of governmental authority or agency, provided that the Receiving Party shall (i) promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party, where possible, an opportunity to challenge, limit or receive confidential treatment for the required disclosure, (ii) upon request, reasonably cooperate with any efforts by the Disclosing Party to challenge, limit or receive confidential treatment for, the required disclosure, and (iii) only disclose the minimum Confidential Information necessary to comply, as determined by the Receiving Party’s legal counsel.

9.5 Strategic Transactions; Investors. Each Party shall have the right to disclose non-public information related to the terms and conditions of this Agreement solely if and to the extent necessary (as reasonably determined by its legal counsel) to be disclosed in the context of a Strategic Transaction, to Third Parties and their counsel with whom such Party is negotiating a Strategic Transaction or to accredited investors, qualified institutional buyers, and qualified purchasers and their counsel as such terms are defined in the United States securities Laws and each of whom is subject to written obligations of confidentiality no less restrictive than those set forth in this Agreement.

9.6 Publicity. Promptly following the Effective Date, FivePrime may issue a public announcement of the execution of this Agreement in the form of the press release attached hereto as Exhibit B and on such date and time as may be agreed by the Parties. Any other proposed publication, news release or other public announcement by a Party relating to this Agreement, the terms and conditions set forth herein, or to the performance hereunder that would disclose information other than that already expressly in the public domain prior to such publication, news release or other public announcement, shall only be made with the prior written consent of the other Party. For clarity, neither Party shall be obligated to obtain consent to re-issue or reiterate information previously specifically disclosed with the consent of the other Party. Notwithstanding the foregoing, FivePrime shall have the right to disclose publicly: (i) the fact that it is engaged in a research collaboration with BMS under this Agreement; (ii) the occurrence of any milestone event listed in Section 8.3.1 and the amount of the milestone payment for such milestone event under Section 8.3.1; and (iii) the occurrence of the First Commercial Sale of any Product. For each such disclosure, FivePrime shall provide BMS with a draft of such disclosure

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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at least *** Business Days prior to its intended release for BMS’s review and comment, and FivePrime shall consider in good faith the incorporation of any such comments from BMS. If FivePrime does not receive comments from BMS within *** Business Days after FivePrime provides such draft to BMS, then FivePrime shall have the right to make such disclosure without further delay. In addition, FivePrime shall have the right to list all Products on its website and in presentations of its product pipeline, identifying such Products with FivePrime’s or BMS’s internal reference number only and use BMS’s logos and name in connection therewith to indicate that such Products are products under a collaboration with BMS.

9.7 Publications. BMS shall have the right to publish manuscripts, abstracts, presentations or other articles in scientific journals or at scientific conferences relating to any Collaboration Target or Product without obtaining the prior written consent of FivePrime; provided, however, that FivePrime shall have the right to review and comment upon each such manuscript, abstract, presentation or other article in which a FivePrime employee is also named as an author and BMS shall consider such comments in good faith. FivePrime shall have the right to publish manuscripts, abstracts, presentation or other articles in scientific journals or at scientific conferences relating to any Non-Selected Target or Terminated Target without obtaining the prior written consent of BMS; provided, however, that BMS shall have the right to review and comment upon each such manuscript, abstract, presentation or other article in which a BMS employee is also named as an author and FivePrime shall consider such comments in good faith. Either Party may publish manuscripts, abstracts, presentations or other articles in scientific journals or at scientific conferences relating to any Confirmed Hit or Collaboration Target, upon the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. In the event that either Party desires to make a publication pursuant to this Section 9.6, such Party shall provide a copy of the proposed publication (including abstracts, or presentation to a journal, editor, meeting, seminar or other third party) to the other Party for comment at least *** days prior to submission of such proposed manuscript for publication; the object being to prevent either the endangerment of applications for the protection of property rights by premature publications detrimental to their novelty or the disclosure of Confidential Information. If, during the *** days specified above the non-publishing Party notifies the other Party that a proposed publication contains patentable subject matter that requires protection, the non-publishing Party may by written notice delay the publication for a period of time not to exceed *** days from the date of such written notice to seek appropriate patent protection for any subject matter in such publication that it reasonably believes may be patentable. The publishing Party shall delete from the proposed publication prior to submission all Confidential Information of the non-publishing Party that the non-publishing Party identifies in good faith and requests to be deleted.

10.	Intellectual Property.

10.1 Ownership of Inventions.

10.1.1. Jointly Owned Collaboration IP. FivePrime and BMS shall each own an undivided one-half right, title and interest in and to the Collaboration Target Patents (other

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than Collaboration Target Patents which are Controlled by Five Prime as of the Effective Date, which shall be owned solely by FivePrime), Collaboration Target Know-How, Collaboration Other Patents and Collaboration Other Know-How. Except to the extent that FivePrime’s interests in the Collaboration Target Patents, Collaboration Target Know-How, Collaboration Other Patents and Collaboration Other Know-How are exclusively licensed to BMS (even as to FivePrime) under this Agreement or as may otherwise be expressly set forth herein, each Party may exploit, license, or sublicense (with the right to further sublicense) the Collaboration Target Patents, Collaboration Target Know-How, Collaboration Other Patents and Collaboration Other Know-How without the consent of, or a duty of accounting to, the other Party. BMS hereby assigns to FivePrime (i) an undivided one-half interest in, to and under any Collaboration Target Patents, Collaboration Target Know-How, Collaboration Other Patents and Collaboration Other Know-How that is invented or created solely by BMS or by Persons having an obligation to assign such rights to BMS, and (ii) all of BMS’s right, title and interest in, to and under any FivePrime Platform Patent that is invented or created solely by BMS or by Persons having an obligation to assign such rights to BMS. FivePrime hereby assigns to BMS an undivided one-half interest in, to and under any Collaboration Target Patents (other than Collaboration Target Patents which are Controlled by Five Prime as of the Effective Date, which as between the Parties shall remain owned solely by FivePrime), Collaboration Target Know-How, Collaboration Other Patents and Collaboration Other Know-How that is invented or created solely by FivePrime or by Persons having an obligation to assign such rights to FivePrime.

10.1.2. Collaboration Compound IP. Ownership of any Collaboration Compound Patent or Collaboration Compound Know-How shall be determined by inventorship and inventorship for any patentable invention within such Collaboration Compound Patent or Collaboration Compound Know-How shall be determined in accordance with United States patent laws.

10.1.3. Cooperation. Each Party shall cooperate with the other Party to effect assignments set forth in Section 10.1.1 and Section 10.1.2, including by executing such documents as such other Party may reasonably request.

10.2 Filing, Prosecution and Maintenance of Patents.

10.2.1. Rights and Responsibilities with Respect to Certain Patents.

(a) As between the Parties, FivePrime shall have the sole right, at its sole discretion and expense, to prepare, file, prosecute and maintain: (i) FivePrime Platform Patents; and (ii) FivePrime Patents. For clarity, in no event shall BMS obtain the rights to prepare, file, prosecute or maintain Patents Controlled by FivePrime that are directed to FivePrime Platform Technology, FivePrime Know-How (other than to the extent that Five Prime Know-How becomes patentable as a Collaboration Target Patent or a Collaboration Compound Patent), or any Excluded Protein.

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(b) As between the Parties, BMS shall have the sole right, at its discretion and expense, to prepare, file, prosecute and maintain all Patents constituting BMS Background Patents. For clarity, in no event shall FivePrime obtain the rights to prepare, file, prosecute or maintain Patents Controlled by BMS, including the BMS Existing Compound Patents, that are directed to any BMS Excluded Compounds, BMS Pre-Existing Compounds or BMS Excluded Proteins.

10.2.2. Collaboration Patents.

(a) Collaboration Other Patents.

(i) The Parties will be jointly responsible for, and shall cooperate to prepare, file, prosecute and maintain all Collaboration Other Patents, using mutually agreed upon outside counsel (“Outside Counsel”) with each Party bearing 50% of the reasonable, documented out-of-pocket costs and expenses incurred in connection with the preparation, filing, prosecution and maintenance of such Collaboration Other Patents, including the costs of Outside Counsel incurred with respect thereto. However, if one Party desires not to pursue patent protection with respect to certain Collaboration Other Know-How or Collaboration Other Patents it shall notify the other Party to that effect. In such event, if the other Party desires to pursue such protection, then such other Party shall have the right to instruct Outside Counsel to prepare, file, prosecute and maintain such Collaboration Other Patents at such other Party’s sole expense and sole discretion. The foregoing notwithstanding, in the event that one Party elects, in accordance with this Section 10.2.2(a)(i), not to pursue and, if applicable, share costs to prepare, file, prosecute and maintain a given Collaboration Other Patent or not to pursue patent protection with respect to Collaboration Other Know-How, then such non-paying or non-pursuing Party shall have no further rights under this Agreement to participate in any aspects of the preparation, filing, prosecution and maintenance of such Collaboration Other Patent.

(ii) Notwithstanding Section 10.2.2(a)(i), after the Research Term, BMS shall control and bear all costs of preparing, filing, prosecuting, maintaining and defending each Collaboration Other Patent that is within the Licensed IP for so long as such Collaboration Other Patent is within the Licensed IP. If any such Collaboration Other Patent ceases to be within the Licensed IP (including because a Collaboration Target becomes a Terminated Target), then thereafter FivePrime shall control and bear all costs of preparing, filing, prosecuting, maintaining and defending such Collaboration Patent.

(b) Compound Patents and Collaboration Target Patents.

(i) BMS shall have the first right, but not the obligation, to prepare, file, prosecute and maintain, at its sole cost and expense, all (X) Compound Patents Controlled by BMS or exclusively licensed to BMS hereunder and (Y) Collaboration Target Patents with respect to each Collaboration Target, in each case ((X)

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and (Y)) using Outside Counsel. If BMS desires not to exercise its right to pursue patent protection with respect to certain Collaboration Compound Know-How, Collaboration Compound Patents, Collaboration Target Know-How or Collaboration Target Patents, then BMS shall notify FivePrime to that effect. In such event, if FivePrime desires to pursue such protection, then FivePrime shall have the right to instruct Outside Counsel to prepare, file, prosecute and maintain such Collaboration Compound Patents and Collaboration Target Patents at FivePrime’s sole expense and sole discretion.

(ii) FivePrime shall have the right, but not the obligation, to prepare, file, prosecute and maintain, at its sole cost and expense, all (X) Collaboration Compound Patents not Controlled by BMS or exclusively licensed to BMS hereunder and (Y) Collaboration Target Patents with respect to each Non-Selected Target or Terminated Target (including for clarity Reverted Target Patents).

10.2.3. Cooperation. In connection with the preparation, filing, prosecution and maintenance of (1) Collaboration Other Patents under Section 10.2.2(a), (2) Collaboration Target Patents under Section 10.2.2(b)(i) and (3) Collaboration Compound Patents under Section 10.2.2(b)(i) for which at least one inventor is obligated to assign such Patent rights to FivePrime (including FivePrime employees and consultants), each Party shall have a reasonable opportunity to review, prior to filing, the draft text of each Collaboration Other Patent application, Collaboration Target Patent application and such Collaboration Compound Patent application, and the draft text of the proposed response to each office action or substantive prosecution document (after the initial application is filed) for each such Collaboration Other Patent, Collaboration Target Patent and Collaboration Compound Patent. Each Party and Outside Counsel shall consult with respect thereto, and each Party’s reasonable comments will be taken into account when finalizing any such documents, provided such comments are provided in a timely manner. Each Party shall, as requested by Outside Counsel, cooperate in filing and prosecuting such Collaboration Patent, including providing Outside Counsel and with such Collaboration Know-How as appropriate and executing all necessary paperwork. Outside Counsel shall keep each Party advised of the status of each such Collaboration Patent, and shall promptly give notice to each Party of the grant, lapse, revocation, surrender, invalidation, or abandonment of any such Collaboration Patent.

10.2.4. Certain Actions. All interferences, post-grant reviews, inter partes reviews, ex parte reviews, supplemental examinations, oppositions, appeals or petitions to any Board of Appeals in the patent office, the Patent Trial and Appeal Board, appeals to any court for any patent office decisions, reissue proceedings and re-examination proceedings with respect to a Patent shall be considered patent prosecution matters and shall be handled in accordance with this Section 10.2.

10.3 Enforcement and Defense.

10.3.1. Each Party shall give the other Party written notice of any actual or threatened infringement of any FivePrime Patents or Collaboration Patents by an unlicensed

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Third Party through the making, having made, using, selling, offering for sale or importing of any product that is within the scope of a commercial License held by BMS (or would be within the scope of such license if such product were a Licensed Product hereunder) (a “Product Infringement”), within *** days after such Party has knowledge of such Product Infringement. BMS and FivePrime shall thereafter consult and cooperate to determine a course of action, including the commencement of legal action by either or both BMS and FivePrime, to terminate any such Product Infringement. However, BMS, upon notice to FivePrime, shall have the first right to initiate and prosecute such legal action at its expense and in the name of FivePrime or BMS, or to control the defense of any declaratory judgment action relating to such Product Infringement, provided that BMS shall not enter into any settlement or compromise that would materially diminish or adversely affect the scope, exclusivity or duration of any FivePrime Patents, Collaboration Patents or FivePrime’s rights under this Agreement, without FivePrime’s prior written consent.

10.3.2. In the event that BMS elects not to initiate and prosecute an action pertaining to a Product Infringement, and FivePrime elects to do so, FivePrime shall bear the costs of any agreed-upon course of action to terminate such Product Infringement, including the costs of any legal action commenced or the defense of any declaratory judgment, except that FivePrime shall not be responsible for any costs incurred by BMS unless such costs were incurred at FivePrime’s written request. FivePrime shall have the right to join BMS as a party to such action if BMS is a necessary party to such action.

10.3.3. In connection with any action under this Section 10.3, BMS and FivePrime will reasonably cooperate and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Each Party shall have the right to be represented by counsel of its own choice at its own expense for any action set forth in this Section 10.3.

10.3.4. If a Party desires to bring an enforcement action under a Collaboration Patent, but is unable to do so solely in its own name, the other Party will, at the request of the enforcing Party, join such action as a party and will reasonably cooperate and cause its Affiliates to reasonably cooperate to execute all documents necessary for the enforcing Party to initiate litigation to prosecute and maintain such action.

10.3.5. Any recovery obtained by either or both BMS and FivePrime in connection with or as a result of any action contemplated by this Section 10.3, whether by settlement or otherwise, shall be shared in order as follows:

(a) The Party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

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(b) The other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(c) The Party initiating such action shall retain any remainder, and in the event BMS is such Party, such remainder shall be deemed Net Sales and subject to the royalty payments to FivePrime under Section 8.4.

10.4 Defense Against Claims of Infringement of Third Party Patents. If a Third Party asserts that a Patent or other right owned or otherwise controlled by it is or has been infringed by the manufacture, use, sale, offer for sale or import of a Compound, Product, or Collaboration Target, the Party first obtaining knowledge of such a claim shall promptly provide the other Party written notice of such claim along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, as between the Parties BMS shall have the first right, but not the obligation, at its expense, to control the defense of such claim with respect to such Compound or Product. If BMS does not wish to defend such claim, or wishes to cease defending such claim, it shall notify FivePrime of such decision at least *** days before any deadline for any action or filing that is required in order to preserve any rights. Thereafter, FivePrime shall have the right, but not the obligation, at its expense, to control the defense of such claim. Each Party shall cooperate with the defending Party, at the defending Party’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice, but at its own expense. The defending Party shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

11.	Representations, Warranties and Covenants.

11.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date that:

11.1.1. It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

11.1.2. This Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

11.1.3. The execution and delivery by such Party of this Agreement does not conflict in any material fashion with the terms of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law.

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11.2 FivePrime Representation and Warranties. FivePrime represents and warrants to BMS that as of the Effective Date:

11.2.1. It has the full right, power and authority to grant the licenses granted under this Agreement; and

11.2.2. It has not received notice of any threatened or pending actions, suits or proceedings against FivePrime involving the FivePrime Platform Technology or Collaboration Targets.

11.2.3. No person, other than former or current employees of FivePrime who are obligated in writing to assign his/her inventions to FivePrime, respectively, is an inventor of any of the inventions claimed in the Collaboration Target Patents existing as of the Effective Date. All inventors of any inventions included within the Collaboration Target Patents that are existing as of the Effective Date have assigned or have a contractual obligation to assign their entire right, title and interest in and to such inventions and the corresponding Patent rights to FivePrime, as the case may be. No present or former employee or consultant of FivePrime owns or has any proprietary, financial or other interest, direct or indirect, in the Collaboration Target Patents. To FivePrime’s knowledge, there are no claims that have been asserted in writing challenging the inventorship of the Collaboration Target Patents.

11.2.4. All information provided by FivePrime to BMS for due diligence purposes in relation to this Agreement is accurate in all material respects, and FivePrime has not omitted to supply BMS with any material information in its possession concerning any Licensed IP.

11.2.5. It has not received written notice from any Third Party nor is there any legal proceeding pending or, to FivePrime’s knowledge, threatened against FivePrime alleging that the use of the Licensed IP as permitted to be used under this Agreement infringes any intellectual property of any Third Party.

11.3 BMS Representation and Warranties. BMS represents and warrants to FivePrime that as of the Effective Date:

11.3.1. It has the full right, power and authority to grant the licenses under this Agreement; and

11.3.2. It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in BMS Background Know-How or BMS Background Patents, if any, in any manner that would prevent it from granting the licenses set forth in Section 6.2.

11.4 Covenants. During the Research Term, neither Party will knowingly use any material, technology or intellectual property rights in the conduct of the Research Plan that, to its knowledge, is encumbered by any Third Party restriction or any Third Party right or obligation

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that would conflict or interfere with any of the rights or licenses granted to, or to be granted to, the other Party hereunder. As part of any amendment to the Research Plan by the JRC, the JRC members of each Party shall inform the JRC members of the other Party of any potential Third Party Patents or proprietary Know-How that may be required to perform any activity to be added to the Research Plan as a result of such amendment, and the Parties shall discuss in good faith, and take into consideration and agree on a strategy on such Third Party Patents or proprietary Know-How in finalizing the amendment to the Research Plan.

11.5 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, LICENSES, TECHNOLOGY, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

12.	Term and Termination.

12.1 Term and Expiration. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier pursuant to this Section 12, shall expire on a Product-by-Product and country-by-country basis upon the expiration of all payment obligations under Section 8, after which the licenses granted by FivePrime to BMS in Section 6 with respect to such Product in such country shall become fully paid-up, perpetual and non-exclusive.

12.2 Termination at Will. BMS shall have the right, in its sole discretion, to terminate (i) this Agreement in its entirety, or (ii) this Agreement on a Collaboration Target-by-Collaboration Target basis, in each case of (i) or (ii) without cause at any time during the Term, by giving FivePrime *** days’ prior written notice if such termination is during the Research Term and *** days’ prior written notice if such termination is subsequent to the Research Term. In such event, FivePrime shall use reasonable efforts to wind down its efforts under the Research Program (if applicable) and BMS shall remain responsible for all liabilities and obligations incurred or accrued as provided in Section 8 prior to the effective date of such termination. If such termination occurs during the Research Term, and where such termination relates to the entire *** Project or the entire *** Project, the minimum number of FTEs to be funded by BMS (as described in the proviso of Section 3.2.2) shall be reduced by ***.

12.3 Termination for Cause. In addition to any other remedies conferred by this Agreement or by law, either Party may terminate this Agreement in its entirety, or terminate on a Collaboration Target-by-Collaboration Target basis (at the terminating Party’s election), at any time during the Term upon written notice by either Party if the other Party is in breach of its material obligations hereunder and has not cured such breach within *** days after such notice for any payment breach, or, as the case may be, *** days after such notice for any breach other than a payment breach; provided, however, in the event of a good faith dispute with respect to

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the existence of a material breach, the ***-day or ***-day cure period, as applicable, shall be tolled until such time as the dispute is resolved pursuant to Section 14.6. If such alleged breach is contested in good faith by the breaching Party in writing within the applicable cure period, then the dispute resolution procedure pursuant to Section 14.6 may be initiated by either Party to determine whether a material breach has actually occurred. If such breach is confirmed in accordance with the procedure set forth in Section 14.6 and not cured within *** days after the receipt of a decision by the arbitrators confirming such breach, the non-breaching Party shall have the right, on written notice to the breaching Party, to terminate this Agreement it its entirety or on a Collaboration Target-by-Collaboration Target basis effective immediately.

12.4 Termination for Bankruptcy. Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any applicable Law, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within *** calendar days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of 11 U.S.C. §365(n) licenses of rights to “intellectual property” as defined in 11 U.S.C. §101(35A). The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code of the United States. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

12.5 Consequence of Termination.

12.5.1. In the event BMS terminates this Agreement or a Collaboration Target under Section 12.2 at will or FivePrime terminates this Agreement under Section 12.3 for BMS’s uncured material breach (in the event the termination is only effective for a particular Collaboration Target, then the following shall apply solely with respect to such Protein, as the case may be):

(a) Within *** days after the termination effective date, BMS shall pay all amounts payable to FivePrime hereunder that have accrued but have not been paid as of the effective date of termination with respect to each Terminated Target and Products with respect to such Terminated Target, as applicable, and with respect to Quarterly Research Payments pursuant to Section 8.2, pro rated as of the effective date of termination.

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(b) If this Agreement is terminated with respect to a Collaboration Target but not as a whole, then such Collaboration Target shall cease to be a Collaboration Target and shall thereafter be deemed a Terminated Target under this Agreement. In such event, BMS’s licenses under Section 6.1 with respect to such Terminated Target shall become non-exclusive without the right to grant sublicenses (except to bona fide third party collaborators or contract service providers with respect to the development or commercialization of one or more specific compounds or products), except that such licenses shall not apply with respect to Compounds or products that are in-licensed or acquired by BMS subsequent to the date of such termination. Without limiting the foregoing, FivePrime shall have the right to, in its sole discretion (but subject to obtaining a license from BMS as described in clauses 12.5(e), to the extent applicable) and further subject to clause12.5(g), to unilaterally research, develop and commercialize compounds and products with respect to such Terminated Target, either by itself or with any Third Party.

(c) If this Agreement is terminated in its entirety, then all then-existent Confirmed Hits and Collaboration Targets shall cease to be Confirmed Hits or Collaboration Targets, respectively, and shall thereafter be deemed Non-Selected Targets and Terminated Targets, respectively, under this Agreement. BMS shall have no further rights to any Licensed IP with respect such Non-Selected Targets or Terminated Targets. Without limiting the foregoing, FivePrime shall have the right to, in its sole discretion, but subject to obtaining a license from BMS as described in clauses 12.5(e) (to the extent applicable), research, develop and commercialize all compounds and products with respect to such Non-Selected Targets and Terminated Targets, either by itself or with any Third Party, without regard to anything to the contrary in this Agreement.

(d) No later than *** days after the Termination Date, each Receiving Party shall return to the Disclosing Party (or, at the Disclosing Party’s request, shall destroy) all of the Disclosing Party’s Confidential Information (including all copies thereof) that are in such Party’s possession; provided, however, that the Receiving Party may retain one archival copy of the Disclosing Party’s Confidential Information in its confidential files solely for purposes of identifying its continuing obligations under this Agreement with respect thereto. However, to the extent that BMS retains a Commercial License to one or more Collaboration Targets after the Termination Date, BMS may retain any Confidential Information received from FivePrime that is within the scope of such continuing license.

(e) Except in the case of any termination by BMS for Safety Reasons (in which case, this clause (e) shall be of no force or effect), at FivePrime’s election, exercisable by written notice within *** days after termination of this Agreement or termination with respect to a Collaboration Target, the Parties will negotiate in good faith (but without any obligation to enter into an agreement) a license or sublicense (which may be exclusive), as applicable, with the right to grant sublicenses (and further sublicenses through multiple tiers of sublicensees), under all (or certain of) BMS Background Patents, BMS Background Know-How, BMS’s interest in the Collaboration

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Compound Patents and Collaboration Compound Know-How (it being understood that Five-Prime shall have an exclusive license under each Reverted Target Patent and all Reverted Target Know-How pursuant to Section 6.2.2, and the ability to operate non-exclusively under Collaboration Other Patents and Collaboration Other Know-How pursuant to Section 10.1), and other Patents that are Controlled by BMS that are necessary or reasonably useful to make, have made, use, sell, offer for sale or import any pharmaceutical product containing a Compound that is primarily intended for use against or to modulate a Terminated Target (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms that binds to and inhibits, activates or otherwise modulates the activity of such Terminated Target, including (as applicable and subject to agreement) Compounds or Products (each such product a “Terminated Product”). To the extent that there are inventions that are not claimed in a Patent at the time of termination and that BMS determines, in its sole discretion, not to protect as a trade secret or Know-How and that are directed to a Terminated Product, BMS will file or allow FivePrime to file a Patent directed to such inventions at FivePrime’s sole expense. BMS will, at the request of FivePrime, reasonably cooperate to execute and cause its Affiliates to execute all documents necessary for the FivePrime to file such Patent.

(f) No later than *** days after the Termination Date, each Materials Receiving Party shall return to the Materials Transferring Party (or, at the Materials Transferring Party’s request, shall destroy) all of the Materials Transferring Party’s Materials (including all progeny or derivatives thereof) that are remaining in such Party’s possession. However, to the extent that BMS retains a Commercial License to one or more Collaboration Targets after the Termination Date, BMS may retain any Materials received from FivePrime that are within the scope of such continuing license.

12.5.2. In the event that BMS terminates this Agreement under Section 12.3 for FivePrime’s uncured material breach, BMS’s license according to Section 6.1 shall remain in full force and effect on its own terms, provided that BMS fulfills its payment obligations and other obligations under Section 8 net of any money damages for which FivePrime was found liable in any Arbitration with respect to such uncured material breach.

12.6 Effect of Expiration or Termination Generally; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay royalties for Product(s) sold prior to such expiration or termination. Termination of this Agreement is without prejudice to any of the other rights and remedies conferred on the non-breaching Party by this Agreement or under law or equity, including with respect to payment of any amounts by the non-breaching Party to the breaching Party after termination by the non-breaching Party pursuant to this Section 12. The provisions set forth in Section 3.3, Section 3.5, Section 6.1.6, Section 6.2.2, Section 6.3, Section 6.4.1, Sections 8.3 through 8.7 (in each case solely with respect to Post-Termination

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Compounds), Section 11.3, Section 12.5, and Articles 1, 9, 10, 13, and 14 shall survive any expiration or termination of this Agreement for the time periods set forth therein and if no time period is specified, then indefinitely.

13.	Indemnification.

13.1 Indemnification by FivePrime. FivePrime shall indemnify, defend and hold BMS, its Affiliates and its and their respective agents, employees, officers and directors (each a “BMS Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses or losses, including reasonable legal expenses and attorneys’ fees (collectively, “BMS Losses”), to which any BMS Indemnitee may become subject to the extent such BMS Losses are directly or indirectly caused by or otherwise arise out of or in connection with: (i) the performance by FivePrime (or its Affiliates, sublicensees or subcontractors) of FivePrime’s obligations under this Agreement (except to the extent directed by BMS); (ii) the material breach by FivePrime, its Affiliates, its sublicensees or subcontractors of any covenant, representation or warranty or other agreement made by FivePrime in this Agreement; (iii) FivePrime’s development, use or practice of the FivePrime Platform Technology and/or an Included Collaboration Target before the Effective Date, including but not limited to infringement or allegations of infringement of a Third Party patent; or (iv) the negligence or willful misconduct of FivePrime or its Affiliates; except, in each case, to the extent such BMS Losses result from: (a) the material breach by BMS, its Affiliates, sublicensees, subcontractors or distributors of any covenant, representation, warranty or other agreement made by BMS in this Agreement; (b) the negligence or willful misconduct of any BMS Indemnitee; or (c) allegations that the use or practice of the FivePrime Platform Technology in connection with the Research Program infringes a Patent that is Controlled by a Third Party.

13.2 Indemnification by BMS. BMS shall indemnify, defend, and hold FivePrime, its Affiliates and its and their respective agents, employees, officers and directors (each a “FivePrime Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses, or losses, including reasonable legal expenses and attorneys’ fees (collectively, “FivePrime Losses”) to which any FivePrime Indemnitee may become subject to the extent such FivePrime Losses are directly or indirectly caused by or otherwise arise out of or in connection with: (i) the performance by BMS (or its Affiliates, sublicensees or subcontractors) of BMS’s obligations under this Agreement (except to the extent directed by FivePrime); (ii) the practice by BMS, its sublicensees, or its Affiliates of any license or sublicense granted to BMS hereunder, through the manufacture, use, sale, offer for sale or importation of a Collaboration Target, Compound or Product or otherwise; (iii) the manufacture, use, handling, storage, importation, exportation, sale, or other disposition by BMS, its Affiliates, sublicensees, subcontractors or distributors of Compound(s) or Product(s); (iv) the use by a Third Party of any Compound or Product sold or otherwise provided by BMS, its Affiliates, sublicensees, subcontractors or distributors; (v) a material breach by BMS or its Affiliates of any covenant, representation, warranty or other agreement made by BMS in this Agreement; or (vi) the negligence or willful misconduct by BMS, its Affiliates, sublicensees, subcontractors or distributors; except, in each case, to the extent such FivePrime Losses result from: (a) the

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material breach by FivePrime, its Affiliates, sublicensees or subcontractors of any covenant, representation, warranty or other agreement made by FivePrime in this Agreement, or (b) the negligence or willful misconduct of any FivePrime Indemnitee.

13.3 Notice of Indemnification Obligation and Defense. (As used in this Section 13.3, the term “Losses” shall mean, as applicable, any and all FivePrime Losses or BMS Losses, and “Indemnitees” shall mean, as applicable, any and all FivePrime Indemnitees or BMS Indemnitees.) Any Party entitled to indemnification under Section 13.1 or 13.2 shall promptly give notice to the indemnifying Party of any actual or potential Losses of which it becomes aware that may be subject to indemnification hereunder, but the failure or delay to so notify the indemnifying Party shall not relieve the indemnifying Party from any liability under Section 13.1 or 13.2 except to the extent that the indemnifying Party’s ability to defend against such Losses was actually prejudiced as a result of such failure or delay. The indemnifying Party shall have the right to assume and control the defense of such Losses (at its own expense) with outside counsel of its choice and reasonably satisfactory to the indemnified Party; provided, however, that the indemnified Party shall have the right to retain and be represented by its own counsel (at its own expense) in connection therewith. The indemnified Party shall, upon request, cooperate with the indemnifying Party and its legal representatives in connection with the investigation and defense of such Losses, including by providing or otherwise making available information in its possession with respect thereto. Neither Party shall settle or otherwise resolve any claim, suit, action, or demand related to any Losses without the prior written consent of the other Party, if such settlement or other resolution would (i) result in the admission of any liability or fault on behalf of the other Party or its Indemnitees, (ii) result in or impose any payment obligations upon the other Party or its Indemnitees, (iii) or subject the other Party to an injunction or otherwise limit the other Party’s ability to take any actions or refrain from taking any actions under this Agreement.

13.4 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS, SALES, REVENUES OR OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE EXERCISE OF ITS RIGHTS HEREUNDER) UNDER ANY THEORY OF LIABILITY, AND REGARDLESS OF ANY NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

14.	General Provisions.

14.1 Force Majeure. Neither Party shall be held liable to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, sabotage, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquake, or other acts of God, or acts, omissions or delays in acting by any governmental

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authority, and that is not caused by the gross negligence or intentional misconduct of such Party (each such event or cause referred to as “Force Majeure”). The affected Party shall notify the other Party in writing of such Force Majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such Force Majeure circumstances and resume performance of its obligations under this Agreement. If circumstances constituting Force Majeure exist for more than *** days, the Parties shall meet to discuss and agree upon a resolution to the problem, if practicable. The foregoing notwithstanding, nothing herein shall require a Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, or any investigation or proceeding by any public authority, or any litigation by any Third Party.

14.2 Assignment. Except as provided in this Section 14.2, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement or any of its rights or obligations hereunder in whole or in part to: (i) an Affiliate of such Party; or (ii) its successor in interest in connection with a Strategic Transaction; provided, however, that in the case of assignment to an Affiliate, the assigning Party shall, notwithstanding such assignment, remain responsible for the performance such Affiliate under this Agreement. Any attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. In the event a Party assigns this Agreement to its acquiror, successor or an Affiliate that becomes an Affiliate of such Party as a result of a merger, acquisition or similar transaction, including by operation of law, any Patents, Know-How or other intellectual property licensed to the other Party under this Agreement shall exclude all Know-How and Patents Controlled by such acquiror, successor or Affiliate prior to the closing of such transaction.

14.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by a court or other governmental authority of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of one or both of the Parties. The Parties shall in such an instance cooperate and use good faith efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implements the purposes of this Agreement.

14.4 Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if (i) delivered personally, (ii) sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail, or internationally recognized express courier (e.g., Federal Express), (iii) sent by internationally recognized express courier or (iv) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to FivePrime, to:	Five Prime Therapeutics, Inc. 2 Corporate Drive

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South San Francisco, CA 94080 Attention: President & CEO Facsimile No.: 415-365-5601

and:	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080 Attention: Legal Department Facsimile No.: 650-583-3164

With a copy to:	DLA Piper US, LLP 555 Mission Street, Suite 2400 San Francisco, CA 94105-2933 Attention: Tom Duley Facsimile: 415- 659-7325

if to BMS, to:	Bristol-Myers Squibb Company P.O. Box 4000 Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP, Business Development Facsimile: 609-252-

With a copy to:	Bristol-Myers Squibb Company P.O. Box 4000 Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP & Assistant General Counsel, Licensing and Business Development Facsimile: 609-252-

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith (which notice a Party may provide by email in accordance with this Section 14.4). Any such notice shall be deemed to have been given: (a) when delivered, if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day of scheduled delivery, if sent by internationally recognized express courier; or (c) on the fifth Business Day following the date of mailing, if sent by mail. Notwithstanding the foregoing, any notice that a Party is required or permitted to make hereunder that may, pursuant to the explicit terms of this Agreement, be transmitted via email will be deemed sufficiently delivered if transmitted via email to the other Party’s Alliance Manager and Project Leader with a copy to legal@fiveprime.com. Any notice delivered via email pursuant to the preceding sentence shall be deemed to have been given when transmitted on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day).

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14.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws.

14.6 Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to amicably settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof that is outside the scope of authority of the JRC, and except for any Excluded Claims (each, a “Dispute”). Either Party shall have the right to refer any Dispute to the *** (or their respective designees) who shall attempt in good faith to resolve such Dispute over a period of ***.

14.6.1. If the Parties do not fully settle any Dispute within *** days of referring such matter to the executive officers pursuant to Section 14.6.1, then either Party may submit the Dispute for final resolution by binding arbitration (an “Arbitration”) administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules then in effect (the “JAMS Rules”), except as provided in Section 14.6.4 with respect to discovery, and judgment on the Arbitration award may be entered in any court having jurisdiction thereof. The proceedings and decisions of the arbitrators in any Arbitration under this Section 14.6 shall be confidential except as otherwise expressly permitted in this Agreement or required by applicable Law.

14.6.2. Each Arbitration shall be conducted by a panel of three arbitrators, each with substantial experience in the pharmaceutical or biotechnology business selected pursuant to the JAMS Rules. Within *** days after initiation of an Arbitration, each Party shall select one person to act as an arbitrator and the two Party-selected arbitrators shall select a third arbitrator within *** days of their appointment. If a Party fails to timely select an arbitrator, or if the arbitrators selected by the Parties fail to timely agree upon the third arbitrator, then such arbitrator(s) shall be appointed by JAMS. The place of arbitration shall be San Francisco, California, and all proceedings and communications shall be in English.

14.6.3. Each Party shall comply with all applicable Laws related to the preservation of evidence as if such dispute were brought in the United States District Court for the Northern District of California. Notwithstanding the JAMS Rules, each Party shall be entitled to discovery to the same extent provided by the United States Federal Rules of Civil Procedure in effect at the time of such Arbitration, including the right to mandatory disclosures under Rule 26, and the right to take depositions, issue subpoenas (by application to the appropriate court), and obtain documents and written discovery. The arbitrators may sanction a Party that fails to comply with its discovery obligations under this Section 14.6.4, including sanctions provided under Federal Rule of Civil Procedure 37.

14.6.4. The Parties shall maintain the confidential nature of the Arbitration or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by applicable Law or judicial decision.

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14.6.5. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive, exemplary or any other type of damages excluded under Section 13.4, and the Parties hereby irrevocably waive any right to seek or recover any such damages. Each Party shall bear an equal share of the arbitrators’ fees and any administrative fees of each Arbitration. The arbitrators’ decision shall be final, not appealable, and legally binding, and judgment may be entered thereon in a court of competent jurisdiction.

14.6.6. Except to the extent necessary to confirm an award or as may be required by applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an Arbitration without the prior written consent of both Parties. In no event shall an Arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by applicable California or federal statute of limitations.

14.6.7. All the obligations of the Parties under this Agreement that are not expressly disputed in the Arbitration shall remain in full force during the Arbitration.

14.6.8. As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim between the Parties to the extent it concerns (i) the scope, validity, enforceability, inventorship or infringement of Patents; or (ii) compliance by the Parties with any Laws governing antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

14.7 Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements (including the certain Mutual Confidential Disclosure Agreement between the Parties effective as of May 23, 2013, as amended (the “Pre-Existing NDA”), and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. For clarity, all information for which either Party had non-disclosure and non-use obligations pursuant to the Pre-Existing NDA shall be considered Confidential Information under this Agreement and such obligated Party shall be considered the Receiving Party under this Agreement with respect to such Confidential Information, and any inventions (if any) made by the Parties in the course of evaluating or discussing the collaboration hereunder prior to the Effective Date (including in the course of generating the Research Plan) shall be deemed inventions arising from the conduct of the Research Plan. The Exhibits to this Agreement are incorporated herein by reference and are part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

14.8 Headings. The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections and subsections hereof.

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14.9 Independent Contractors. It is expressly agreed that FivePrime and BMS shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, and neither Party will treat the relationship between the Parties as a partnership, joint venture or other entity for any purposes. Neither FivePrime nor BMS shall have the authority to make any statements, representations or commitments of any kind on behalf of, or otherwise bind or obligate the other Party, without the prior written consent of such other Party.

14.10 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.11 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as are reasonably necessary to carry out the purposes and intent of this Agreement.

14.12 Severability. If any court of competent jurisdiction shall hold any one or more of the provisions of this Agreement invalid or unenforceable, which holding neither Party appeals or may not be appealed, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.13 Waiver. No waiver or release of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the waiving Party. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

14.14 Cumulative Remedies. Unless as specified, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.15 Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

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14.16 Certain Conventions. Any reference in this Agreement to a Section, subsection, paragraph, clause or Exhibit shall be deemed to be a reference to a Section, subsection, paragraph, clause or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (iii) words using the singular shall include the plural, and vice versa, (iv) references to “day” mean calendar days, (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation,” “inter alia” or words of similar import, and (vi) the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “or”, unless the context is clear that only one of the options described may apply.

14.17 Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.18 No Third Party Beneficiaries. The Parties agree that no provision of this Agreement shall be for the benefit of, or shall be enforceable by any Third Party, including any creditor of either Party.

[Remainder of page intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Research Collaboration and License Agreement as of the Effective Date.

Bristol-Myers Squibb Company		Five Prime Therapeutics, Inc.

By:	/s/ Carl P. Decicco	By:	/s/ Lewis T. Williams

Name:	Carl P. Decicco	Name:	Lewis T. Williams

Title:	SVP, Head of Discovery	Title:	President and Chief Executive Officer

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Exhibit A

Stock Purchase Agreement

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A-1

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Exhibit B

Press Release

Five Prime Therapeutics and Bristol-Myers Squibb Sign Collaboration Agreement

to Discover Novel Immuno-Oncology Therapies for Two Immune Checkpoint Pathways

(SOUTH SAN FRANCISCO, Calif., and NEW YORK – March 17, 2014) - Five Prime Therapeutics, Inc. (Nasdaq: FPRX) and Bristol-Myers Squibb Company (NYSE: BMY) announced today that they have signed a collaboration agreement for the discovery, development and commercialization of immuno-oncology therapies directed toward targets identified in two undisclosed immune checkpoint pathways using Five Prime’s proprietary target discovery platform.

Bristol-Myers Squibb will leverage Five Prime’s platform to advance its existing immuno-oncology programs by identifying the most viable drug targets for continued research and development. Drug candidates developed against these new and existing targets may be studied either as single agents or in combination with existing or potential Bristol-Myers Squibb immuno-oncology therapies.

“Immuno-oncology has the potential to be transformational in the treatment of cancer, and Bristol-Myers Squibb has an extensive clinical pipeline and discovery programs dedicated to maximizing this field of research,” said Francis Cuss, MB BChir, FRCP, Executive Vice President and Chief Scientific Officer, Bristol-Myers Squibb. “Five Prime’s innovative technology platforms complement our immuno-oncology pipeline and will help expand our understanding of promising new therapeutic options for patients.”

“We are thrilled to enter this important collaboration with Bristol-Myers Squibb, an undisputed leader in the exciting field of immuno-oncology,” said Lewis T. “Rusty” Williams, M.D., Ph.D., President and Chief Executive Officer of Five Prime. “This strategic alliance is evidence that our protein discovery platform is ideally suited to identify novel immune checkpoint targets for the development of next generation immuno-oncology therapeutics.”

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Under the terms of the agreement, Bristol-Myers Squibb will obtain exclusive, worldwide rights to develop and commercialize products directed toward certain protein targets identified by Five Prime prior to and during the collaboration. Bristol-Myers Squibb will make an upfront payment of $20 million to Five Prime and provide up to $9.5 million in research funding over the course of the research term. Additionally, Bristol-Myers Squibb will make a payment of approximately $21 million to acquire 4.9% of Five Prime’s outstanding common stock purchased at approximately a 30% premium. Five Prime will be eligible to receive up to $300 million in future development, regulatory and sales based milestone payments per collaboration target and tiered mid-single-digit rising to low double-digit royalty payments on net sales of each product commercialized by Bristol-Myers Squibb.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. is a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics for cancer and inflammatory diseases. Five Prime has leveraged its comprehensive library of human extracellular proteins and its proprietary high-throughput screening technologies to produce new targets for protein therapeutics to be advanced by partners or in the company’s internal pipeline. Five Prime currently has 2 therapeutics in clinical testing and a third anticipated to enter the clinic by the end of 2014. FP-1039 (GSK3052230) is a fibroblast growth factor (FGF) ligand trap being developed in collaboration with GlaxoSmithKline to treat multiple solid tumors. A global, multi-arm Phase

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1b study of FP-1039 in combination with standard chemotherapy in FGFR1 gene-amplified squamous non-small cell lung cancer (NSCLC) and mesothelioma is underway. A second drug candidate is FPA008, a monoclonal antibody that inhibits colony stimulating factor-1 receptor (CSF1R) activation and is being developed to treat rheumatoid arthritis, is in a Phase 1 trial currently enrolling. FPA144 is a monoclonal antibody that blocks signaling through fibroblast growth factor receptor 2b (FGFR2b) and is glyco-engineered for enhanced antibody-dependent cytotoxicity. FPA144 is expected to begin a Phase 1 study in gastric cancer by the end of 2014.

For more information please see: www.fiveprime.com

Five Prime Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the (i) advancement of immuno-oncology programs; (ii) development and commercialization of products; and (iii) Five Prime’s receipt of milestone payments and royalty payments. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Prospectus Five Prime filed on February 7, 2014 with the U.S. Securities and Exchange Commission. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that this collaboration will lead to the discovery of new drug candidates, that clinical trials from this collaboration will support regulatory filings, or that any new drug candidates will receive regulatory approvals or, if approved, that they will become commercially successful products. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2013, in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contacts

Bristol-Myers Squibb

Media:

Laura Hortas, 609-252-4587, laura.hortas@bms.com;

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Investors:

John Elicker, 609-252-4611, john.elicker@bms.com;

Ranya Dajani, 609-252-5330, Ranya.dajani@bms.com

Ryan Asay, 609-252-5020, ryan.asay@bms.com

Five Prime Therapeutics

Amy Kendall, 415-365-5776, amy.kendall@fiveprime.com

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Schedule 1.35

Collaboration Target Patents

Country	Application No.	Title	Filing Date	Status
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US	***	***	***	***
US	***	***	***	***

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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